Exhibit 10.1





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                           MASTER REPURCHASE AGREEMENT


                                     Among:



                     DB STRUCTURED PRODUCTS, INC., as Buyer


                     DEUTSCHE BANK SECURITIES INC., as Agent


                                       and

                       CHIMERA INVESTMENT CORP., as Seller




                          Dated as of January 31, 2008









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


                                TABLE OF CONTENTS

1.   APPLICABILITY...........................................................1
2.   DEFINITIONS AND INTERPRETATION..........................................1
3.   THE TRANSACTIONS.......................................................15
4.   CONFIRMATION...........................................................16
5.   PAYMENT AND TRANSFER...................................................16
6.   MARGIN MAINTENANCE.....................................................17
7.   INCOME PAYMENTS........................................................17
8.   TAXES; TAX TREATMENT...................................................17
9.   SECURITY INTEREST; BUYER'S  APPOINTMENT AS ATTORNEY-IN-FACT............19
10.  CONDITIONS PRECEDENT...................................................20
11.  RELEASE OF PURCHASED ASSETS............................................24
12.  RELIANCE...............................................................24
13.  REPRESENTATIONS AND WARRANTIES.........................................24
14.  COVENANTS OF SELLER....................................................27
15.  TERMINATION EVENTS.....................................................34
16.  REPURCHASE OF PURCHASED ASSETS; CHANGE OF LAW..........................34
17.  SUBSTITUTION...........................................................35
18.  RESERVED...............................................................35
19.  EVENTS OF DEFAULT......................................................35
20.  REMEDIES...............................................................38
21.  DELAY NOT WAIVER; REMEDIES ARE CUMULATIVE..............................40
22.  USE OF EMPLOYEE PLAN ASSETS............................................40
23.  INDEMNITY..............................................................40
24.  WAIVER OF REDEMPTION AND DEFICIENCY RIGHTS.............................41
25.  REIMBURSEMENT; SET-OFF.................................................41
26.  FURTHER ASSURANCES.....................................................42
27.  ENTIRE AGREEMENT; PRODUCT OF NEGOTIATION...............................43
28.  TERMINATION............................................................43
29.  REHYPOTHECATION; ASSIGNMENT............................................43
30.  AMENDMENTS, ETC........................................................44
31.  SEVERABILITY...........................................................44
32.  BINDING EFFECT; GOVERNING LAW..........................................44
33.  WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION AND VENUE;
     SERVICE OF PROCESS.....................................................44
34.  SINGLE AGREEMENT.......................................................45
35.  INTENT.................................................................45
36.  NOTICES AND OTHER COMMUNICATIONS.......................................45
37.  CONFIDENTIALITY........................................................46
38.  DUE DILIGENCE..........................................................46
39.  RESERVED...............................................................47
40.  RESERVED...............................................................47
41.  THE AGENT..............................................................47

SCHEDULES AND EXHIBITS
----------------------

SCHEDULE 1            LIST OF APPROVED SERVICERS (SERVICING RELEASED LOANS)
SCHEDULE 2            LIST OF APPROVED SERVICERS (SERVICING RETAINED LOANS)

EXHIBIT A             MONTHLY CERTIFICATION
EXHIBIT B-1           REPRESENTATIONS AND WARRANTIES WITH RESPECT TO LOANS
EXHIBIT B-2           REPRESENTATIONS AND WARRANTIES WITH RESPECT TO SECURITIES
EXHIBIT C             RESERVED
EXHIBIT D-1           FORM OF LOAN TRANSACTION NOTICE
EXHIBIT D-2           FORM OF SECURITY TRANSACTION NOTICE
EXHIBIT E             SERVICER'S SIDE LETTER
EXHIBIT F             FORM OF GOODBYE LETTER
EXHIBIT G             FORM OF WAREHOUSE LENDER'S RELEASE
EXHIBIT H             FORM OF SELLER'S RELEASE
EXHIBIT I             LIST OF INDEBTEDNESS
EXHIBIT J             FORM OF TRUSTEE INSTRUCTION LETTER

                           MASTER REPURCHASE AGREEMENT


                                                   Dated as of January 31, 2008
AMONG:

DB STRUCTURED PRODUCTS, INC. ("Buyer"),
                               -----

DEUTSCHE BANK SECURITIES INC. ("Agent")
                                -----

and

CHIMERA INVESTMENT CORP. ("Seller").
                           ------

1.       APPLICABILITY
         -------------

         Buyer shall from time to time, upon the terms and conditions set forth herein, agree to enter into transactions in which Seller sells to Buyer Eligible Assets against the transfer of funds by Buyer, with a simultaneous agreement by Buyer, to transfer to Seller such Purchased Assets at a date certain, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction", and, unless otherwise agreed in writing, shall be
             -----------
governed by this Agreement.

2.       DEFINITIONS AND INTERPRETATION
         ------------------------------

         (a) Defined Terms.

         "30-Day Delinquent Loan" means a Loan that at any time since
          ----------------------
origination has been thirty (30) days or more Delinquent, but not more than fifty-nine (59) days Delinquent.

         "Accepted Servicing Practices" means with respect to any Loan, those
          ----------------------------
accepted, customary and prudent mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as the Loans in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with Fannie Mae servicing practices and procedures for MBS pool mortgages, as defined in the Fannie Mae servicing guides including future updates.

          "Acquisition Guidelines" means, with respect to a Loan, the related
           ----------------------
Approved Originator's residential mortgage loan underwriting guidelines in effect as of the related Origination Date.

         "Additional Purchased Assets" shall have the meaning assigned thereto
          ---------------------------
in Section 6(a) hereof.

         "Adjustable Rate Loan" means a Loan which provides for the adjustment
          --------------------
of the Mortgage Interest Rate payable in respect thereto.

         "Adjusted Tangible Net Worth" means consolidated Net Worth, less
          ---------------------------
goodwill, intangible assets, intercompany/interaffiliate receivables (each calculated in accordance with GAAP) and other items agreed to among the parties.

          "Adjustment Date" means with respect to each Adjustable Rate Loan, the
           ---------------
date set forth in the related Note on which the Mortgage Interest Rate on the Loan is adjusted in accordance with the terms of the Note.

         "Affiliate" means, with respect to any specified Person, any other
          ---------
Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling", "controlled by" and "under common control with" have meanings correlative to the meaning of "control". Notwithstanding anything to the contrary contained herein, the term "Affiliate" with respect to Seller shall not include Annaly Capital Management, Inc. or Fixed Income Discount Advisory Company ("FIDAC") or any fund managed or advised by FIDAC or any of their respective Affiliates, other than Seller.

         "Agreement" means this Master Repurchase Agreement (including all
          ---------
exhibits, schedules and other addenda thereto), as supplemented by the Pricing Side Letter, as it may be amended, further supplemented or otherwise modified from time to time.

         "Alt-A Loan" means a Loan that satisfies the guidelines for such loans
          ----------
set forth in the Acquisition Guidelines, or as otherwise determined by Buyer in its sole discretion.

         "ALTA" means the American Land Title Association.
          ----

         "Applicable Margin" shall have the meaning assigned thereto in the
          -----------------
Pricing Side Letter.

         "Appraised Value" means the value set forth in an appraisal made in
          ---------------
connection with the origination of the related Loan as the value of the Mortgaged Property.

         "Approved Originator" means an mortgage loan originator that has not
          -------------------
been disapproved by Buyer.

         "Asset" shall mean a Loan or Security, as the context may require.
          -----

         "Asset Documents" shall mean (i) with respect to each Loan, the
          ---------------
documents comprising the related Mortgage File, and (ii) with respect to each Security, the documents comprising the related Security File.

         "Asset File" shall mean, with respect to an Asset, the related Mortgage
          ----------
File or Security File, as applicable.

         "Assignment and Acceptance" shall have the meaning assigned thereto in
          -------------------------
Section 29(b).

         "Assignment of Mortgage" means, with respect to any Mortgage, an
          ----------------------
assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to Buyer.

         "Balloon Loan" means, a Loan with a final Monthly Payment that is
          ------------
significantly larger than the other scheduled Monthly Payments for such Loan.

         "Bankruptcy Code" shall have the meaning assigned thereto in Section
          ---------------
35.

         "Breakage Costs" shall have the meaning assigned thereto in Section
          --------------
3(d).

         "Business Day" means any day other than (i) a Saturday or Sunday, (ii)
          ------------
a day upon which the New York Stock Exchange or the Federal Reserve Bank of New York is closed or (iii) with respect to any day on which the parties hereto have obligations to the Custodian or on which the Custodian has obligations to any party hereto, a day upon which the Custodian's offices are closed.

         "Cash Equivalents" shall mean any of the following: (a) marketable
          ----------------
direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition; (b) mortgage-backed securities issued or guaranteed by any agency of the United States Government with an implied rating of AAA or with an express rating of AAA by either Standard & Poor's Ratings Services ("S&P") or by Moody's Investors Service, Inc. ("Moody's"); (c) mortgage-backed securities issued by an entity other than an agency of the United States Government rated AAA by both S&P and Moody's; (d) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six (6) months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or of any state thereof having combined capital and surplus of not less than $500,000,000; (e) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition, having a term of not more than thirty (30) days, with respect to securities issued or fully guaranteed or insured by the United States government; (g) securities with maturities of one (1) year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (h) securities with maturities of six (6) months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (d) of this definition; or
(i) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (h) of this definition.

         "Change in Control" shall mean, with respect to Seller, the acquisition
          -----------------
by any other Person, or two or more other Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of outstanding shares of voting stock of Seller at any time if after giving effect to such acquisition such Person or Persons owns fifty percent (50%) or more of such outstanding voting stock.

         "Change in Law" means (a) the adoption of any law, rule or regulation
          -------------
after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by Buyer (or any Affiliate thereof) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from
          ----
time to time.

          "Combined Loan-to-Value Ratio" or "CLTV" means with respect to any
           ----------------------------      ----
Loan, the sum of the original principal balance of such Loan, at the time of origination and the outstanding principal balance of any other loan which is secured by a Lien on the related Mortgaged Property, as of the Origination Date of such Loan, divided by the lesser of (a) the Appraised Value of the related Mortgaged Property as of the Origination Date of such Loan, as applicable, and
(b) if the related Mortgaged Property was purchased within twelve (12) months of the origination of such Loan, the purchase price of such Mortgaged Property.

         "Conforming Mortgage Loan" means a Loan which meets all criteria of,
          ------------------------
and is eligible for sale to, Fannie Mae or Freddie Mac and which is secured by a first lien on the Mortgaged Property.

         "Custodial Agreement" means the Custodial and Disbursement Agreement,
          -------------------
dated as of January 31, 2008, among Seller, Buyer and Custodian, as the same may be amended, modified or supplemented from time to time.

         "Custodian" means Wells Fargo Bank, N.A., and its successors and
          ---------
permitted assigns.

         "DBSI" means Deutsche Bank Securities Inc., or any successor thereto.
          ----

         "Default" means any event that, with the giving of notice or the
          -------
passage of time or both, would constitute an Event of Default.

         "Default Rate" means, as of any date of determination, the lesser of
          ------------
(i) the Prime Rate plus two percent (2%) and (ii) the maximum rate permitted by applicable law. The Default Rate is calculated on the basis of a 360-day year and the actual number of days elapsed between the date of Default and the date of determination.

         "Delinquent" means, with respect to a Loan, that a Monthly Payment due
          ----------
thereon is not made by the close of business on the Due Date.

          "Dollars" or "$" means, unless otherwise expressly stated, lawful
           -------      -
money of the United States of America.

         "Due Date" means the day of the month on which the Monthly Payment is
          --------
due on a Loan, exclusive of any days of grace.

         "Effective Date" shall mean the date set forth on the top of page 1 of
          --------------
this Agreement.

         "Electronic Tracking Agreement" means the electronic tracking agreement
          -----------------------------
in form and substance acceptable to Buyer, dated as of January 31, 2008 among Buyer, Seller, MERSCORP, Inc. and Mortgage Electronic Registration, Systems, Inc., as the same may be amended, modified or supplemented from time to time.

         "Electronic Transmission" means the delivery of information in an
          -----------------------
electronic format acceptable to the applicable recipient thereof. An Electronic Transmission shall be considered written notice for all purposes hereof (except when a request or notice by its terms requires execution).

         "Eligible Assets" shall mean Eligible Loans and/or Eligible Securities,
          ---------------
as the context may require.

         "Eligible Loan" means any Loan that satisfies the criteria set forth in
          -------------
the definition of "Eligible Loan" in the Pricing Side Letter.

         "Eligible Security" means any Security that satisfies the criteria set
          -----------------
forth in the definition of "Eligible Security" in the Pricing Side Letter.

         "ERISA" shall have the meaning assigned thereto in Section 22.
          -----

         "Escrow Payments" means the amounts constituting ground rents, taxes,
          ---------------
assessments, water charges, sewer rents, mortgage insurance premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Note or Mortgage.

         "Event of Default" shall have the meaning assigned thereto in Section
          ----------------
19 hereof.

         "Expiration Date" means January 29, 2010.
          ---------------

         "Fannie Mae" means Fannie Mae, and its successors in interest.
          ----------

         "FHA" means the Federal Housing Administration, an agency within HUD,
          ---
or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA regulations.

         "FICO Score" means the credit score of the Mortgagor provided by Fair,
          ----------
Isaac & Company, Inc. or such other organization providing credit scores at the time of the origination of a Loan.

         "Foreign Buyer" shall have the meaning assigned thereto in Section
          -------------
8(d).

         "Freddie Mac" means Freddie Mac, and its successors in interest.
          -----------

         "GAAP" means generally accepted accounting principles in the United
          ----
States of America in effect from time to time.

         "Ginnie Mae" means Ginnie Mae and its successors in interest.
          ----------

         "Governmental Authority" shall mean any nation or government, any state
          ----------------------
or other political subdivision, agency or instrumentality thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over Seller.

         "Gross Margin" means with respect to each Adjustable Rate Loan, the
          ------------
fixed percentage amount set forth in the related Note and the Seller Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Note to determine the new Mortgage Interest Rate for such Loan.

         "Hedge Instrument" means any interest rate cap agreement, interest rate
          ----------------
floor agreement, interest rate swap agreement or other interest rate hedging agreement entered into by a Buyer pursuant to Section 20, or by Seller with a counterparty reasonably acceptable to Buyer, in each case with respect to the Purchased Loans.

         "High Cost Loan" means a Loan that is (a) subject to, covered by or in
          --------------
violation of the provisions of the Homeownership and Equity Protection Act of 1994, as amended, (b) a "high cost", "covered", "abusive", "predatory" or "high risk" mortgage loan under any federal, state or local law, or any similarly classified loan using different terminology under any law imposing heightened regulation, scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees, or any other state or other regulation providing assignee liability to holders of such mortgage loans,
(c) subject to or in violation of any such or comparable federal, state or local statutes or regulations, or (d) a "High Cost Loan" or "Covered Loan," as applicable, as such terms are defined in the current version of the Standard & Poor's LEVELS(R) Glossary Revised, Appendix E.

         "HUD" means the Department of Housing and Urban Development, or any
          ---
federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA mortgage insurance. The term "HUD", for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

         "Income" means, with respect to any Purchased Asset at any time, any
          ------
principal and/or interest thereon and all dividends, sale proceeds (including, without limitation, any proceeds from the securitization of any Purchased Loan or resecuritization of any Purchased Security or other disposition thereof), all other proceeds as defined in Section 9-102(64) of the Uniform Commercial Code and other collections and distributions thereon (including, without limitation, any proceeds received in respect of mortgage insurance), but not including any commitment fees, origination fees and/or servicing fees accrued in respect of periods on or after the initial Purchase Date with respect to such Purchased Asset or distributions thereon or other income or receipts therefrom or in respect thereof.

         "Indebtedness" shall mean, for Seller: (a) all obligations for borrowed
          ------------
money; (b) obligations to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable and paid within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the Property of Seller, whether or not the respective indebtedness so secured has been assumed by Seller; (d) obligations (contingent or otherwise) in respect of letters of credit or similar instruments issued for account of Seller; (e) capital lease obligations; (f) obligations under repurchase agreements or like arrangements; (g) indebtedness of others guaranteed on a recourse basis by Seller; (h) all obligations incurred in connection with the acquisition or carrying of fixed assets; (i) indebtedness of general partnerships of which Seller, is a general partner; and (j) any other known or contingent liabilities, in each case, including non-recourse indebtedness.

         "Indemnified Party" shall have the meaning assigned thereto in Section
          -----------------
23(b).

         "Index" means with respect to each Adjustable Rate Loan, the index
          -----
identified on the related Seller Loan Schedule and set forth in the related Note for the purpose of calculating the interest rate thereon.

         "Interest Only Loan" means a mortgage loan that provides for interest
          ------------------
only monthly payments for a specified period of time.

         "Investment Company Act" means the Investment Company Act of 1940, as
          ----------------------
amended, including all rules and regulations promulgated thereunder.

         "Jumbo Loan" means a Loan other than a Conforming Mortgage Loan with an
          ----------
original principal balance greater than the single-family mortgage loan limit determined by Fannie Mae, as amended from time to time, or as otherwise determined by Buyer in its sole discretion, and less than or equal to $2,000,000.

         "LIBOR" shall have the meaning assigned thereto in the Pricing Side
          -----
Letter.

         "Lien" shall mean any mortgage, deed of trust, lien, pledge, charge,
          ----
security interest or similar encumbrance.

         "Loan" means a first lien, fixed rate or adjustable rate, residential
          ----
mortgage loan.

         "Loan-to-Value Ratio" or "LTV" means, with respect to any Loan, the
          -------------------      ---
ratio of the outstanding principal amount of such Loan at the time of origination to the lesser of (a) the Appraised Value of the related Mortgaged Property at origination of such Loan and (b) if the related Mortgaged Property was purchased within twelve (12) months of the origination of such Loan, the purchase price of the related Mortgaged Property.

         "Loan Transaction Notice" means a written request of Seller to enter
          -----------------------
into a Transaction with respect to Loans, in a form attached as Exhibit D-1
                                                                -----------
hereto or such other form as shall be mutually agreed upon among Seller and Buyer, which is delivered to the Buyer.

         "Manufactured Home" means a prefabricated or manufactured home, a lien
          -----------------
on which secures a Loan and which is considered and treated as "real property" under applicable state law.

         "Margin Call" shall have the meaning assigned thereto in Section 6(a)
          -----------
hereof.

         "Margin Deficit" shall have the meaning assigned thereto in Section
          --------------
6(a) hereof.

         "Market Value" means (i) with respect to any Purchased Asset that is an
          ------------
Eligible Asset, as of any date of determination, the value ascribed thereto by Buyer in its sole discretion as marked to market daily in Buyer's sole discretion (but in no event greater than the Market Value of such Purchased Asset on the related initial Purchase Date), and (ii) zero, with respect to a Purchased Asset that is not an Eligible Asset.

         "Master Netting Agreement" shall mean the Master Netting Agreement,
          ------------------------
dated as of January 31, 2008, among Buyer, Seller and certain Affiliates and Subsidiaries of Buyer and Seller, as the same may be amended, supplemented or otherwise modified from time to time.

         "Master Servicer" shall mean Wells Fargo Bank, N.A.
          ---------------

         "Material Adverse Change" means, with respect to a Person, any material
          -----------------------
adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

         "Material Adverse Effect" means (a) a Material Adverse Change with
          -----------------------
respect to Seller or any of its Affiliates taken as a whole; (b) a material impairment of the ability of Seller or any of its Affiliates that is a party to any Program Document to perform under any Program Document and to avoid any Default or Event of Default; (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Document against Seller or any of its Affiliates that is a party to any Program Document; or (d) a material adverse effect upon the value or marketability of a material portion of the Purchased Assets.

         "Maximum Aggregate Purchase Price" means Three Hundred Fifty Million
          --------------------------------
Dollars ($350,000,000) on a committed basis.

         "MERS" shall have the meaning assigned thereto in the Custodial
          ----
Agreement.

         "MERS Designated Mortgage Loan" shall have the meaning assigned thereto
          -----------------------------
in the Custodial Agreement.

         "MERS Identification Number" shall have the meaning assigned thereto in
          --------------------------
the Custodial Agreement.

         "Monthly Payment" means, with respect to any Loan, the scheduled
          ---------------
combined payment of principal and/or interest payable by a Mortgagor under the related Note on each Due Date.

         "Mortgage" means a mortgage, deed of trust, or other instrument that
          --------
creates a Lien on the related Mortgaged Property and secures a Note.

         "Mortgage File" shall have the meaning assigned thereto in the
          -------------
Custodial Agreement.

         "Mortgage Interest Rate" means, with respect to each Loan, the annual
          ----------------------
rate at which interest accrues on such Loan from time to time in accordance with the provisions of the related Note.

         "Mortgage Loan Documents" shall have the meaning assigned thereto in
          -----------------------
the Custodial Agreement.

         "Mortgaged Property" means, with respect to a Loan, the related
          ------------------
Mortgagor's fee interest in real property or leasehold interest in real property improved by a Residential Dwelling and all other collateral securing repayment of the debt evidenced by the related Note.

         "Mortgagee" means the record holder of a Note secured by a Mortgage.
          ---------

         "Mortgagor" means the obligor or obligors on a Note, including any
          ---------
person who has assumed or guaranteed the obligations of the obligor thereunder.

         "MV Margin Amount" means, with respect to any Transaction, as of any
          ----------------
date of determination, the product of the MV Margin Percentage and the Repurchase Price for such Transaction as of such date.

         "MV Margin Percentage" shall have the meaning assigned thereto in the
          --------------------
Pricing Side Letter.

         "Negative Amortization" shall mean the portion of interest accrued at
          ---------------------
the Mortgage Interest Rate in any month which exceeds the Monthly Payment on the related Loan for such month and which, pursuant to the terms of the Note, is added to the principal balance of the Loan.

         "Net Worth" shall mean, with respect to Seller, as of any date of
          ---------
determination, the excess of Seller's total assets, over Seller's total liabilities, determined in accordance with GAAP.

         "Note" means, with respect to any Loan, the related promissory note
          ----
together with all riders and amendments thereto and other evidence of indebtedness of the related Mortgagor.

         "Notice Date" shall have the meaning assigned thereto in Section 3(a)
          -----------
hereof.

         "Obligations" means (a) all of Seller's obligation to pay the
          -----------
Repurchase Price on the Repurchase Date and other obligations and liabilities of Seller to Buyer, its Affiliates, Custodian or any other Person arising under, or in connection with, the Program Documents or directly related to the Purchased Assets, whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer pursuant to the Program Documents in order to preserve any Purchased Asset or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller's indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Asset, or of any exercise by Buyer or any such Affiliate thereof of their rights under the Program Documents, including without limitation, reasonable attorneys' fees and disbursements and court costs; and (d) all of Seller's indemnity obligations to Buyer pursuant to the Program Documents.

         "Origination Date" shall mean the date on which a Loan was originated
          ----------------
by the related originator.

         "Other Taxes" shall have the meaning assigned thereto in Section 8(b).
          -----------

         "Par Margin Amount" means, with respect to any Transaction, as of any
          -----------------
date of determination, the amount obtained by application of the Par Margin Percentage to the Repurchase Price for such Transaction as of such date.

         "Par Margin Percentage" shall have the meaning assigned thereto in the
          ---------------------
Pricing Side Letter.

         "Person" means any legal person, including any individual, corporation,
          ------
partnership, association, joint stock company, trust, limited liability company, unincorporated organization, governmental entity or other entity of similar nature.

         "Pooling Agreement" shall mean a pooling and servicing agreements,
          -----------------
indentures or similar document pursuant to which a Security is issued. Each such Pooling Agreement shall include all manuals and guides incorporated therein by reference, and shall be certified by Seller or the related Trustee as a true, correct and complete copy of the original.

         "Price Differential" means, with respect to each Transaction as of any
          ------------------
date of determination, the aggregate amount obtained by daily application of the Pricing Rate (or during the continuation of an Event of Default, by daily application of the Default Rate) for such Transaction to the Purchase Price for such Transaction on a 360-day-per-year basis for the actual number of days elapsed during the period commencing on (and including) the Purchase Date and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential in respect of such period previously paid by Seller to Buyer with respect to such Transaction).

         "Pricing Rate" means the per annum percentage rate for determination of
          ------------
the Price Differential as set forth in the Pricing Side Letter.

         "Pricing Side Letter" means the pricing side letter, dated as of
          -------------------
January 31, 2008, among Seller, Agent and Buyer, as the same may be amended, supplemented or modified from time to time.

         "Prime Rate" means the daily prime loan rate as reported in The Wall
          ----------
Street Journal or if more than one rate is published, the highest of such rates.

         "Program Documents" means this Agreement, the Custodial Agreement, the
          -----------------
Master Netting Agreement, any Servicing Agreement, all Servicer's Side Letters, any assignment of Hedge Instrument, the Pricing Side Letter, the Electronic Tracking Agreement, if any, and any other agreement entered into by Seller and/or any Servicer, on the one hand, and Buyer or one of its Affiliates (or Custodian on its behalf) on the other, in connection herewith or therewith.

         "Property" means any right or interest in or to property of any kind
          --------
whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Purchase Date" means, with respect to each Transaction, the date on
          -------------
which Purchased Assets are sold by Seller to the related Buyer hereunder.

         "Purchase Price" shall have the meaning assigned thereto in the Pricing
          --------------
Side Letter.

         "Purchased Assets" means all of the following assets sold by Seller to
          ----------------
Buyer in a Transaction, whether now existing or hereafter acquired: (i) the Assets, (ii) the related Records and all rights of Seller to receive from any third party or to take delivery of any Records or other documents which constitute a part of the Mortgage File, Security File or Servicing File, (iii) with respect to all Servicing Released Loans, all related Servicing Rights, (iv) Seller's rights under any related Hedge Instruments, (v) Seller's rights under any takeout commitment related to the Assets, (vi) such other property, rights, titles or interest as are specified on a related Transaction Notice, (vii) all mortgage guarantees and insurance relating to such Assets (issued by governmental agencies or otherwise) or the related Mortgaged Property and any mortgage insurance certificate or other document evidencing such mortgage guarantees or insurance and all claims and payments thereunder, (viii) all guarantees or other support for such Assets, (ix) all rights to Income and the rights to enforce such payments arising from any of the Assets and any other contract rights, payments, rights to payment (including payments of interest or finance charges) with respect to the Assets, (x) all "accounts", "deposit accounts" and "securities accounts", each as defined in the Uniform Commercial Code, relating to or constituting any or all of the foregoing, (xi) all instruments, chattel paper, securities, investment property and general intangibles and other assets comprising or relating to the Assets, (xii) any purchase agreements or other agreements or contracts relating to or constituting any or all of the foregoing, (xiii) any other collateral pledged or otherwise relating to such Purchased Loans, together with all files, material documents, instruments, surveys (if available), certificates, correspondence, appraisals, computer records, computer storage media, Loan accounting records and other books and records relating thereto, and (xiv) any and all replacements, substitutions, distributions on, or proceeds with respect to, any of the foregoing. The term "Purchased Assets" with respect to any Transaction at any time also shall include Additional Purchased Assets delivered pursuant to
Section 6(a) hereof and Substitute Assets delivered pursuant to Section 17 hereof. For the avoidance of doubt, with respect to any Servicing Retained Loan, the term "Purchased Assets" shall not include Servicing Rights.

         "Purchased Loan" shall mean a Purchased Asset that is a Loan.
          --------------

         "Purchased Security" shall mean a Purchased Asset that is a Security.
          ------------------

         "Reacquired Assets" shall have the meaning assigned thereto in Section
          -----------------
17.

         "Records" means all instruments, agreements and other books, records,
          -------
and reports and data generated by other media for the storage of information maintained by Seller or any other person or entity with respect to a Purchased Asset. Records shall include, without limitation, the Notes, any Mortgages, the Mortgage Files, the Servicing Files, and any other instruments necessary to document or service an Asset that is a Purchased Asset, including, without limitation, the complete payment and modification history of each Asset that is a Purchased Asset.

         "Recourse Indebtedness" means, for any date of determination, for any
          ---------------------
Person the aggregate of Indebtedness of such Person on a consolidated basis during such period maintained in accordance with GAAP; provided, however, that for any period, the aggregate Indebtedness of such Person during such period maintained in accordance with GAAP shall be calculated less the aggregate amount of any such Indebtedness that is reflected on the balance sheet of such Person in respect of obligations incurred pursuant to a securitization transaction or other long term non-recourse lending transaction which utilizes a bankruptcy remote special purpose entity, solely to the extent such obligations are secured by the assets subject to such transaction and are non recourse to such Person.

         "REIT" shall mean a real estate investment trust, as defined in Section
          ----
856 of the Code.

         "Relevant System" shall mean (i) The Depository Trust Company in New
          ---------------
York, New York or (ii) such other clearing organization or book entry system as is designated in writing by Buyer.

         "Repurchase Date" means the earlier of (i) the 15th day of each month,
          ---------------
or a day of the month as agreed between Buyer and Seller (or if such day is not a Business Day, the next succeeding Business Day), (ii) the Termination Date as set forth in Section 3(c) hereof, or (iii) the date on which Seller tenders the Repurchase Price for Purchased Assets, as applicable.

         "Repurchase Price" means the price at which Purchased Assets are to be
          ----------------
transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of: (i) any portion of the Purchase Price not yet repaid to Buyer, (ii) the Price Differential, and (iii) any accrued and unpaid fees or expenses or indemnity amounts owing under the Program Documents from Seller to Buyer.

         "Requirement of Law" means as to any Person, the certificate of
          ------------------
incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Residential Dwelling" means any one of the following: (i) a detached
          --------------------
single family dwelling, (ii) a two-to-four family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a townhouse, or
(v) a detached single family dwelling in a planned unit development none of which is a co-operative or commercial property. Mortgaged Properties that consist of the following property types are not Residential Dwellings: (a) mixed use properties, (b) log homes, (c) earthen homes, (d) underground homes, (e) Manufactured Homes, (f) mobile homes or manufactured housing units not secured by real property, (g) any dwelling situated on more than ten acres of property and (h) any dwelling situated on a leasehold estate.

         "SEC" shall have the meaning ascribed thereto in Section 37.
          ---

         "Security" shall mean a publicly or privately issued mortgage-backed
          --------
security that is either rated investment grade or non-investment grade and that the Buyer can value using Buyer's customary valuation models.

         "Security Agreement" means, with respect to any Loan, any contract,
          ------------------
instrument or other document related to security for repayment thereof (other than the related Mortgage and Note), executed by the Mortgagor and/or others in connection with such Loan, including without limitation, any security agreement, guaranty, title insurance policy, hazard insurance policy, chattel mortgage, letter of credit or certificate of deposit or other pledged accounts, and any other documents and records relating to any of the foregoing.

         "Security File" shall mean, with respect to any Purchased Asset that is
          -------------
a Security: (A) a copy of the executed Pooling Agreements governing such Security and/or any supplements thereto, and the offering documents related to such Security, each certified by the Seller as a true, correct and complete copy of the original, and all ancillary documents required to be delivered to the certificateholders under the Pooling Agreements, (B) an officer's certificate as may be requested by Buyer, (C) opinions of counsel in form and substance reasonably satisfactory to the Buyer, (D) the Security in accordance with
Section 10(b), (E) a Trustee Instruction Letter executed by the Sellers, (F) if such Security is in uncertificated form, evidence that such Security has been registered in the name of the Agent or the Buyer on the books of the issuer itself or its transfer agent, (G) all related Transfer Documents, (H) copies of distribution statements delivered to the Agent for two months prior to the month in which the related Purchase Date occurs, if any,

(I) any other documents or instruments necessary in the reasonable opinion of the Buyer to effect and perfect a legally valid transfer of the relevant interest granted therein to the Buyer under the Program Documents, (J) any other documents required under Section 10(b).

         "Security Transaction Notice" means a written request of Seller to
          ---------------------------
enter into a Transaction with respect to Securities, in a form attached as Exhibit D-2 hereto or such other form as shall be mutually agreed upon among
-----------
Seller and Buyer, which is delivered to the Agent with a copy to Buyer.

         "Seller Asset Schedule" means the list of Purchased Assets or Assets
          ---------------------
proposed to be purchased delivered by Seller to Buyer and Custodian together with each Transaction Notice and attached by the Custodian to the related Trust Receipt. Each Seller Asset Schedule shall set forth the information set forth on Annex 1 or Annex-1-A to the Custodial Agreement, or such other information as
-------    ---------
may be required by Buyer.

         "Seller's Release" shall mean a letter, in the form of Exhibit H, from
          ----------------
the Seller to Buyer, unconditionally releasing all of such Seller's right, title and interest in certain Assets identified therein upon receipt of the related Purchase Price.

         "Servicer" means, with respect to Servicing Released Loans, the
          --------
servicers listed on Schedule 1 attached hereto, and with respect to the Servicing Retained Loans, the servicers listed on Schedule 2 attached hereto, and any successor thereto, or any other servicer mutually acceptable to Buyer and Seller. Seller shall have the right to amend Schedule 1 and Schedule 2 from time to time to add or remove servicers; provided that Buyer shall be entitled to disapprove any servicer added to such Schedule, and any such disapproved servicer shall not be deemed a "Servicer" hereunder.

         "Servicing Agreement" means any agreement (other than the Custodial
          -------------------
Agreement) giving rise or relating to Servicing Rights with respect to a Purchased Loan, including any assignment or other agreement relating to such agreement.

         "Servicing Released Loan" means a Purchased Loan with respect to which
          -----------------------
the related Servicing Rights were sold to Seller and subsequently purchased by Buyer on the related Purchase Date.

         "Servicing Retained Loan" means Purchased Loan with respect to which
          -----------------------
the related Servicing Rights were retained by a third party Servicer upon the sale of such Loan to Seller and subsequent sale to Buyer on the related Purchase Date.

         "Servicer's Side Letter" means each side letter agreement to be entered
          ----------------------
into among Buyer, Seller and the related Servicer, in a form attached hereto as Exhibit E.

         "Servicing File" means with respect to each Loan, the file retained by
          --------------
Seller consisting of all documents that a prudent originator and servicer would include, including copies of the Mortgage Loan Documents, all documents necessary to document and service the Loans and any and all documents required to be delivered pursuant to any of the Program Documents.

         "Servicing Rights" means contractual, possessory or other rights of
          ----------------
Seller or any other Person, whether arising under a Servicing Agreement or otherwise, to administer or service a Purchased Loan or to possess the Servicing File.

         "Subsidiary" means, with respect to any Person, any corporation,
          ----------
partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not, at the time, securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

         "Substitute Assets" has the meaning assigned thereto in Section 17.
          -----------------

         "Taxes" shall have the meaning assigned thereto in Section 8(a).
          -----

         "Termination Date" means the earlier of (i) the Expiration Date, (ii)
          ----------------
at Buyer' option, upon the occurrence of an Event of Default, (iii)the occurrence of a Termination Event that is not otherwise waived by Buyer, or (iv) at Buyer's option upon the occurrence of the events set forth in Section 16(c) or 25(b).

         "Termination Event" has the meaning assigned thereto in Section 15.
          -----------------

         "Transaction" has the meaning assigned thereto in Section 1.
          -----------

         "Transaction Notice" means a Loan Transaction Notice or Securities
          ------------------
Transaction Notice, as the case may be.

         "Transfer Documents" shall mean all documents required to re-register
          ------------------
Securities in the name of the Agent or the Buyer, as applicable, or otherwise to effect a delivery thereof in accordance with Section 3(b) hereof, including without limitation, with respect to certificated securities, the original certificate.

         "Trust" means any trust formed for the purpose of issuing securities
          -----
backed by mortgage loans.

         "Trust Receipt" shall have the meaning assigned thereto in the
          -------------
Custodial Agreement.

         "Trustee" shall mean any trustee or paying agent or other Person
          -------
responsible for the distribution of funds under a Pooling Agreement.

         "Trustee Instruction Letter" shall mean the applicable letter agreement
          --------------------------
between Seller and each Trustee substantially in the form of Exhibit J, attached
                                                             ---------
hereto, in which such Persons acknowledge the Buyer's ownership interest in the Purchased Assets that are Securities and agree to remit any Income received by it with respect to such Purchased Assets as Buyer may so direct from time to time, which Trustee Instruction Letter shall be delivered to Buyer pursuant to
Section 10(b).

         "Uniform Commercial Code" means the Uniform Commercial Code as in
          -----------------------
effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

         "Unrestricted Cash" means cash and Cash Equivalents that are not
          -----------------
subject to a Lien in favor of any Person or that are not required to be maintained by Seller pursuant to a contractual agreement or requirement of law.

         "Warehouse Lender" shall mean any lender providing financing to Seller
          ----------------
for the purpose of warehousing, originating or purchasing the Asset, which lender has a security interest in such Asset to be purchased by Buyer.

         "Warehouse Lender's Release" shall mean a letter, in the form of
          --------------------------
Exhibit G, from a Warehouse Lender to Buyer, unconditionally releasing all of
---------
Warehouse Lender's right, title and interest in certain Assets identified therein upon payment to the Warehouse Lender.

         (b) Capitalized terms used but not defined in this Agreement shall have the meanings assigned thereto in the Custodial Agreement.

         (c)   Interpretation.
               --------------

               Headings are for convenience only and do not affect interpretation. The following rules of this subsection (c) apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to a subsection, Section, Annex or Exhibit is, unless otherwise specified, a reference to a section of, or annex or exhibit to, this Agreement. A reference to a party to this Agreement or another agreement or document includes the party's successors and permitted substitutes or assigns. A reference to an agreement or document is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited by any Program Document. A reference to legislation or to a provision of legislation includes any modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it. A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing. An Event of Default exists until it has been waived in writing by Buyer or has been timely cured. The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" is not limiting and means "including without limitation". In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including". This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of Seller.

               Except where otherwise provided in this Agreement, any determination, consent, approval, statement or certificate made or confirmed in writing with notice to Seller by Buyer or an authorized officer of Buyer as required by this Agreement is conclusive and binds the parties in the absence of manifest error. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing related to such agreement.

               A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in electronic form. Where Seller is required to provide any document to Buyer under the terms of this Agreement, the relevant document shall be provided in writing or printed form unless Buyer requests otherwise. At the request of Buyer, the document shall be provided in electronic form or both printed and computer disk form.

               This Agreement is the result of negotiations among, and has been reviewed by counsel to, Buyer and Seller, and is the product of all parties. In the interpretation of this Agreement, no rule of construction shall apply to disadvantage one party on the ground that such party proposed or was involved in the preparation of any particular provision of this Agreement or this Agreement itself. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents and may form opinions and make determinations in its absolute sole discretion.

Except as specifically required herein, any requirement of good faith, discretion or judgment by Buyer shall not be construed to require Buyer to request or await receipt of information or documentation not immediately available from or with respect to Seller, a servicer of the Purchased Loans, any other Person or the Purchased Assets themselves.

3. THE TRANSACTIONS
   ----------------

   (a) Subject to the terms and conditions of the Program Documents, Buyer may enter into Transactions with an aggregate Purchase Price for all Purchased Assets acquired by Buyer and sold by Seller not to exceed the Maximum Aggregate Purchase Price. With respect to the purchase of any Assets, Seller shall deliver, no later than 11:00 a.m. (New York City time) two (2) Business Days prior to the proposed Purchase Date (the date on which such notice is so given, the "Notice Date", provided that if such notice is given after 11:00 a.m. (New York City time), the Notice Date shall be deemed to be the next succeeding Business Day and the proposed Purchase Date shall be no earlier than three (3) Business Days after the date such notice is given), the following: (i) a Transaction Notice to Buyer, (ii) a Seller Asset Schedule in a format acceptable to Buyer and Custodian, and (iii) the Asset File to Agent (in the case of Securities) or Custodian (in the case of Loans) for each Asset subject to such Transaction.

   (b) With respect to Securities, the Seller shall deliver the Securities to the Agent no later than 11:00 a.m. (New York City time) two (2) Business Days prior to the proposed Purchase Date as follows:

           (i) with respect to Securities delivered or held in definitive, certificated form, the Sellers shall deliver to the Agent, original, definitive certificate representing ownership of such Purchased Securities in form suitable for transfer, with accompanying, duly executed instruments of transfer or appropriate instruments of assignment in the name of the Agent as agent for the benefit of the Buyer (or as the Buyer may otherwise determine in its sole discretion), transfer tax stamps, and any other documents or instruments necessary in the reasonable opinion of the Buyer to effect and perfect a legally valid delivery of such security or other item of investment property to the Buyer.

           (ii) With respect to Securities delivered through a Relevant System in book-entry form and credited to or otherwise held in an account, the Seller shall provide written instructions to the relevant financial institution or other entity, and a copy thereof to the Agent, sufficient if complied with to effect and perfect a legally valid delivery of the relevant interest granted therein to Buyer hereunder. The Seller shall cause the registration of such Securities or other items of investment property in the name of the Agent. In connection with any account to which the Securities are credited or otherwise held, the Seller shall execute and deliver such other and further documents or instruments necessary, in the reasonable opinion of the Buyer, to effect and perfect a legally valid delivery of the relevant interest granted therein to Buyer hereunder. Any account to which the Securities are credited or otherwise shall be designated "DB Structured Products, Inc. Account" or such variation thereon as the Buyer may direct.

   (c)     Upon Seller's request to enter into a Transaction pursuant to
Section 3(a), DBSP shall, assuming all conditions precedent set forth in this
Section 3 and in Sections 10(a) and (b) have been met, and provided no Default or Event of Default shall have occurred and be continuing, on the requested Purchase Date purchase the Eligible Assets included in the related Transaction Notice by transferring, via wire transfer (pursuant to wire transfer instructions provided by Seller on or prior to such Purchase Date), the Purchase Price. Seller acknowledges and agrees that the Purchase Price paid in connection with any Servicing Released Loan that is purchased in any Transaction includes a mutually negotiated premium allocable to the portion of such Purchased Loan that constitutes the related Servicing Rights.

   (d) On each Repurchase Date with respect to a Transaction, Seller shall remit the Repurchase Price to Buyer (together with any other Obligations then due and payable) and shall repurchase all Purchased Assets subject to such Transaction. Each obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset. Seller is obligated to obtain such Purchased Assets from Buyer or its designee (including the Custodian) at Seller's expense on (or after) the related Repurchase Date. Provided that the applicable conditions in Sections 10(a) and
(b) have been satisfied, each Purchased Asset that is repurchased by Seller on the related Repurchase Date shall automatically roll forward into a new Transaction (each such forward roll, a "Roll"), unless (i) Buyer in its sole discretion otherwise notify Seller at least one (1) Business Day prior to any such Repurchase Date (provided that no such notice shall be required if a Default or an Event of Default shall have occurred and is continuing) or (ii) Seller otherwise notifies Buyer at least one (1) Business Day prior to any such Repurchase Date, and if such Purchased Asset shall not be subject to a Roll, Seller shall remit to Buyer the entire Repurchase Price for such Purchased Asset. It is hereby understood that if a Purchased Asset becomes subject to a Roll on a Repurchase Date (such date, a "Roll Date"), (i) such Roll Date will be the Purchase Date for the new Transaction, (ii) if the Repurchase Date for such new Transaction is later than the Termination Date, the Repurchase Date for such new Transaction shall automatically be the Termination Date, and the provisions of this Section 3(d) as they might relate to such new Transaction shall expire on the Termination Date, (iii) Seller will be deemed to have remitted the Repurchase Price to Buyer on such Roll Date, and (iv) Buyer will be deemed to have remitted the related Purchase Price to Seller on such Roll Date; provided, however, in such case, Seller shall be obligated to remit the related Price Differential (together with any other Obligations then due and payable) to Buyer in immediately available funds on such Roll Date.

   (e) If Seller repurchases Purchased Assets on any day which is not a Repurchase Date for such Purchased Assets or if Seller fails to give one (1) Business Day written notice prior to repurchasing related Purchased Assets on a Repurchase Date for such Purchased Assets, Seller shall indemnify the related Buyer and hold such Buyer harmless from any losses, costs and/or expenses which such Buyer may sustain or incur arising from the reemployment of funds obtained by such Buyer hereunder or from fees payable to terminate the deposits from which such funds were obtained ("Breakage Costs"), in each case for the remainder of the applicable 30-day period. Such Buyer shall deliver to Seller a statement setting forth the amount and basis of determination of any Breakage Costs in such detail as determined in good faith by such Buyer to be adequate, it being agreed that such statement and the method of its calculation shall be adequate and shall be conclusive and binding upon Seller, absent manifest error. The provisions of this Section 3(e) shall survive termination of this Agreement.

4. CONFIRMATION.
   -------------

   In the event that parties hereto desire to enter into a Transaction on terms other than as set forth in this Agreement (as amended by the Pricing Side Letter), the parties shall execute a "Confirmation" specifying such terms prior to entering into such Transaction, including, without limitation, the Purchase Date, the Purchase Price, the Pricing Rate therefor and the Repurchase Date. Any such Confirmation and the related Transaction Notice, together with this Agreement, shall constitute conclusive evidence of the terms agreed to between Buyer and Seller with respect to the Transaction to which the Confirmation relates. In the event of any conflict between this Agreement and a Confirmation, the terms of the Confirmation shall control with respect to the related Transaction.

5. PAYMENT AND TRANSFER
   --------------------

   Unless otherwise agreed, all transfers of funds hereunder shall be in immediately available funds and all Purchased Loans transferred shall be transferred to the Custodian pursuant to the Custodial Agreement.

Any Repurchase Price or Price Differential received by Buyer after 5:00 p.m. (New York City time) shall be applied on the next succeeding Business Day.

6. MARGIN MAINTENANCE
   ------------------

   (a) If at any time either (i) the aggregate Market Value of all Purchased Assets subject to all Transactions is less than the aggregate MV Margin Amount for all such Transactions, or (ii) the aggregate unpaid principal balance of the Purchased Assets for all Transactions is less than the aggregate Par Margin Amount for all such Transactions (either such event, a "Margin Deficit"), then Buyer may, by notice to Seller, require Seller to transfer to Buyer cash or, at Buyer's option (and provided Seller has additional Eligible Assets), additional Eligible Assets ("Additional Purchased Assets") within one (1) Business Day of such notice by such Buyer, so that both (x) the cash and aggregate Market Value of such Purchased Assets, including any such Additional Purchased Assets, will thereupon equal or exceed such aggregate MV Margin Amount, and (y) the cash and unpaid principal balance of such Purchased Assets, including any such Additional Purchased Assets and any Purchased Assets, will thereupon equal or exceed such aggregate Par Margin Amount (either such requirement, a "Margin Call"). Any cash transferred by Seller in satisfaction of any such Margin Call shall be deposited into the account designated by Buyer.

   (b) Notice required pursuant to Section 6(a) may be given by any means provided in Section 36 hereof. Any notice given on a Business Day shall be met, and the related Margin Call satisfied, no later than 1:00 p.m. (New York City time) on the following Business Day. The failure of any Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of such Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by a Buyer to exercise its rights hereunder shall not limit or waive Buyer's rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

7. INCOME PAYMENTS
   ---------------

   (a) Where a particular term of a Transaction extends over the date on which Income is paid in respect of any Purchased Asset subject to that Transaction, (i) Seller shall deposit or cause to be deposited such Income into an account designated by Buyer pursuant to Section 14(u) hereof no later than one (1) Business Day after receipt thereof, and (ii) such Income shall be the property of Buyer subject to Sections 7(b) and (c).

   (b) With respect to each Transaction referenced in Section 7(a), Buyer shall, on the related Repurchase Date, either (i) cause the transfer to Seller of all such Income held with respect to the Purchased Assets subject to such Transaction, or (ii) if a Margin Deficit then exists, apply the Income to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction.

   (c) Notwithstanding anything herein to the contrary, Buyer shall not be obligated to take any action pursuant to Section 7(b)(i), (i) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Assets sufficient to eliminate such Margin Deficit, or (ii) if a Default or Event of Default is then continuing.

8. TAXES; TAX TREATMENT
   --------------------

   (a) All payments made by Seller under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority therewith or thereon, excluding income taxes, branch profits taxes, franchise taxes or any other tax imposed on net income by the United States, a state or a foreign jurisdiction under the laws of which the applicable Buyer is organized or of its applicable lending office, or any political subdivision thereof (collectively, "Taxes"), all of which shall be paid by Seller for its own account not later than the date when due.

If Seller is required by law or regulation to deduct or withhold any Taxes from or in respect of any amount payable hereunder, it shall: (a) make such deduction or withholding, (b) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due, (c) deliver to the applicable Buyer, promptly, original tax receipts and other evidence satisfactory to Buyer of the payment when due of the full amount of such Taxes; and (d) pay to the applicable Buyer such additional amounts as may be necessary so that such Buyer receives, free and clear of all Taxes, a net amount equal to the amount it would have received under this Agreement, as if no such deduction or withholding had been made.

   (b) In addition, Seller agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement ("Other Taxes").

   (c) Seller agrees to indemnify Buyer for the full amount of Taxes (including additional amounts with respect thereto) and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 8, and any liability (including penalties, interest and expenses arising thereon or with respect thereto) arising therefrom or with respect thereto, provided that Buyer shall have provided Seller with evidence, reasonably satisfactory to Seller, of payment of Taxes or Other Taxes, as the case may be.

   (d) Any Buyer that is not incorporated under the laws of the United States, any State thereof, or the District of Columbia (a "Foreign Buyer") shall provide Seller with properly completed United States Internal Revenue Service ("IRS") Form W-8BEN or W-8ECI or any successor form prescribed by the IRS, certifying that such Foreign Buyer is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States on or prior to the date upon which each such Foreign Buyer becomes a Buyer. Each Foreign Buyer will resubmit the appropriate form on the earliest of (A) the third anniversary of the prior submission or (B) on or before the expiration of thirty (30) days after there is a "change in circumstances" with respect to such Foreign Buyer as defined in Treas. Reg.
Section 1.1441(e)(4)(ii)(D). For any period with respect to which a Foreign Buyer has failed to provide Seller with the appropriate form or other relevant document pursuant to this Section 8(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Foreign Buyer shall not be entitled to any "gross-up" of Taxes or indemnification under Section 8(c) with respect to Taxes imposed by the United States; provided, however, that should a Foreign Buyer, which is otherwise exempt from a withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Seller shall take such steps as such Foreign Buyer shall reasonably request to assist such Foreign Buyer to recover such Taxes.

   (e) Without prejudice to the survival or any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 8 shall survive the termination of this Agreement. Nothing contained in this
Section 8 shall require Buyer to make available any of their tax returns or other information that it deems to be confidential or proprietary.

   (f) Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets and that the Purchased Assets are owned by Seller in the absence of an Event of Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

9. SECURITY INTEREST; BUYER'S APPOINTMENT AS ATTORNEY-IN-FACT
   ----------------------------------------------------------

   (a) Seller and Buyer intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, in order to preserve Buyer's rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as other than sales, and as security for Seller's performance of all of its Obligations, Seller hereby grants to Buyer a first priority security interest in the Purchased Assets. Seller acknowledges and agrees that its rights with respect to the Purchased Assets are and shall continue to be at all times junior and subordinate to the rights of Buyer hereunder. In addition, any collateral that secures any obligations under any other agreement between Buyer and Seller shall collateralize the Seller's obligations hereunder.

   (b) Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer's discretion, to file such financing statement or statements relating to the Purchased Assets as Buyer at its option may deem appropriate, and if an Event of Default shall have occurred and be continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, , and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by, but with notice to, Seller and the Servicer (if other than the Seller), to do the following:

           (i) in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Purchased Assets and to file any claim or to take any other action or initiate and maintain any appropriate proceeding in any appropriate court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other Purchased Assets whenever payable;

           (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Purchased Assets;

           (iii) (A) to direct any party liable for any payment under any Purchased Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct including, without limitation, the right to send "hello" letters or direct "goodbye" letters in the form of Exhibit F on behalf of the Seller with respect to Servicing Released Loans; (B) to ask or demand for, collect, receive payment of and receipt for any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Purchased Assets; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Purchased Assets; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Purchased Assets or any proceeds thereof and to enforce any other right in respect of any Purchased Assets; (E) to defend any suit, action or proceeding brought against Seller with respect to any Purchased Assets; (F) to settle, compromise or adjust any suit, action or proceeding described in clause

     (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Purchased Assets as fully and completely as though Buyer was the absolute owner thereof for all purposes, and to do, at Buyer's option and Seller's expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Purchased Assets and Buyer's Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do.

     Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

     Seller also authorizes Buyer, from time to time and if an Event of Default shall have occurred and be continuing, to execute any endorsements, assignments or other instruments of conveyance or transfer with respect to the Purchased Assets in connection with any sale provided for in Section 20 hereof.

     The powers conferred on Buyer hereunder are solely to protect Buyer's interests in the Purchased Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither Buyer nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

10.  CONDITIONS PRECEDENT
     --------------------

     (a) As conditions precedent to the initial Transaction, Buyer shall have received on or before the day of such initial Transaction the following, in form and substance satisfactory to Buyer and duly executed by each party thereto (as applicable):

           (i) The Program Documents duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver;

           (ii) A certified copy of Seller's consents or corporate resolutions, as applicable, approving the Program Documents and Transactions thereunder (either specifically or by general resolution), and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Documents;

           (iii) An incumbency certificate of the secretary of Seller certifying the names, true signatures and titles of Seller's representatives who are duly authorized to request Transactions hereunder and to execute the Program Documents and the other documents to be delivered thereunder;

           (iv) An opinion of Seller's counsel as to such matters as Buyer may reasonably request (including, without limitation, with respect to Buyer's first priority lien on and perfected security interest in the Purchased Assets, a non-contravention, enforceability and corporate opinion with respect to Seller, an opinion with respect to the inapplicability of the Investment Company Act of 1940 to Seller, an opinion that this Agreement constitutes a "repurchase agreement" and a "securities contract" within the meaning of the Bankruptcy Code and an opinion that no Transaction constitutes an avoidable transfer under
     Section 546(f) of the Bankruptcy Code, each in form and substance acceptable to Buyer;

           (v) Seller shall have paid to Buyer and Buyer shall have received all accrued and unpaid fees and expenses owed to Buyer in accordance with the Program Documents;

           (vi) A copy of the insurance policies required by Section 14(o) of this Agreement;

           (vii) Buyer shall have completed the due diligence review pursuant to Section 38, and such review shall be satisfactory to Buyer in its sole discretion;

           (viii) Evidence that all other actions necessary to perfect and protect Buyer's interest in the Purchased Assets have been taken, including, without limitation, duly executed and filed Uniform Commercial Code financing statements acceptable to Buyer and covering the Purchased Assets on Form UCC-1; and

           (ix)     Any other documents reasonably requested by Buyer.

     (b) The obligation of Buyer to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:

           (i) Buyer or its designee shall have received on or before the Purchase Date with respect to Purchased Loans that are to be the subject of such Transaction (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Buyer and (if applicable) duly executed:

           (A) The Loan Transaction Notice and Seller Asset Schedule with respect to such Purchased Loans, delivered pursuant to
                    Section 3(a);

           (B) The Trust Receipt with respect to all Purchased Loans, with the Seller Asset Schedule attached;

           (C) Such certificates, customary opinions of counsel or other documents as Buyer may reasonably request, provided that such opinions of counsel shall not be required routinely in connection with each Transaction but shall only be required from time to time as deemed necessary by Buyer in its commercially reasonable judgment;

           (D) A copy of the related Acquisition Guidelines certified by Seller as a true and complete copy (to the extent not already delivered to Buyer); and

           (E) The Buyer shall have received a Servicer's Side Letter duly executed by the Seller and the related Servicer, together with a completed Schedule 1 attached thereto and the related Servicing Agreement, or, if a Servicer's Side Letter executed by such Servicer shall have been delivered to Buyer in connection with a prior Transaction, the Seller shall instead deliver to such Servicer and Buyer an updated
                    Schedule 1 reflected the Loans proposed to be purchased that are serviced by such Servicer.

     (ii) Buyer or its designee shall have received on or before the Purchase Date with respect to Purchased Securities that are to be the subject of such Transaction (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Buyer and (if applicable) duly executed (or in the case of items (F) through (H) below, such items shall have been performed or otherwise be true and correct prior to the consummation of the Transaction):

           (A) the Security Transaction Notice with respect to such Securities, each in accordance with the delivery procedures specified in Section 3(a);

           (B) the Securities (and all related documentation) and the related Security Files with respect to such Securities, each in accordance with the applicable delivery procedures specified in Section 3(b);

           (C) a copy of the fully executed applicable Trustee Instruction Letter (acknowledged in writing by the related Trustee) to the Buyer prior to the consummation of the Transaction, in which Seller has (1) notified the related Trustee of the sale of the related Securities hereunder, and (2) instructed the Trustee to pay all amounts payable to the holders of the Securities to an account specified from time to time by the Buyer;

           (D) such certificates, customary opinions of counsel or other documents to Buyer or its designee prior to the consummation of the Transaction, as Buyer may reasonably request, provided that such opinions of counsel shall not be required routinely in connection with each Transaction but shall only be required from time to time as deemed necessary by Buyer in its commercially reasonable judgment;

           (E) a copy of each of the related Pooling Agreements to the Buyer, each certified by Seller, the related trustee or the related master servicer as a true, correct and complete copy of the original;

           (F) any delivery of a Security shall be sufficient to cause the Buyer to have a perfected, first priority security interest in, and to be the "entitlement holder" (as defined in Section 8-102(a)(7) of the Uniform Commercial Code of the State of the New York (the "UCC")) with respect to such Securities;

           (G) no Security, whether certificated or uncertificated, shall remain in the possession of, or, at the Buyer's discretion, in the name of, Seller or any of its agents, or in any account in the name of Seller or any of its agents; and

           (H) at the request of the Buyer, Seller shall take such other and further steps, and shall execute and deliver such documents or instruments necessary in the opinion of the Buyer, to effect and perfect a legally valid delivery of the relevant interest granted in the Security to the Buyer hereunder.

     (iii) No Default or Event of Default shall have occurred and be continuing;

     (iv) Buyer shall not have reasonably determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any requirement of law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions with the applicable Pricing Rate;

     (v) All representations and warranties in the Program Documents shall be true and correct on the date of such Transaction and Seller is in compliance with the terms and conditions of the Program Documents;

     (vi) The then aggregate outstanding Repurchase Price for all Purchased Assets, when added to the Purchase Price for the requested Transaction, shall not exceed the Maximum Aggregate Purchase Price;

     (vii) Satisfaction of any conditions precedent to the initial Transaction as set forth in clause (a) of this Section 10 that were not satisfied prior to such initial Purchase Date;

     (viii) Buyer shall have determined that all actions necessary or, in the opinion of Buyer, desirable to maintain Buyer's perfected security interest in the Purchased Assets have been taken;

     (ix) Seller shall have paid to Buyer and Buyer shall have received any accrued and unpaid fees and expenses owed to Buyer in accordance with the Program Documents;

     (x) Buyer or their designee shall have received any other documents reasonably requested by Buyer;

     (xi) Such Transaction, when added to all other Transactions previously entered into on such Business Day shall not exceed two (2) Transactions;

     (xii) There is no Margin Deficit at the time immediately prior to entering into a new Transaction;

     (xiii) The Purchase Price for the requested Transaction shall not be less than $5,000,000 in any one Business Day;

     (xiv) No event or events shall have been reasonably determined by Buyer to have occurred resulting in the effective absence of a whole-loan or asset-backed-securities market or commercial-paper market;

     (xv) Each Warehouse Lender (including any party that has a precautionary security interest in an Asset) has duly executed a Warehouse Lender's Release and has released all of its right, title and interest in, to and under such Asset (including, without limitation, any security interest that such secured party or secured party's agent may have by virtue of its possession, custody or control thereof) and has filed Uniform Commercial Code termination statements in respect of any Uniform Commercial Code filings made in respect of such Asset, and each such Warehouse Lender's Release and Uniform Commercial Code termination statement has been delivered to Buyer prior to such Transaction and to the Custodian as part of the Asset File;

     (xvi) Except with respect to Assets subject to a Warehouse Lender's Release, the Seller shall duly execute and deliver to Buyer a Seller's Release; and

     (xvii) Seller shall have satisfied all then-outstanding repurchase obligations in connection with the mortgage loans that may be required under mortgage loan purchase agreements between Buyer and Seller or Seller's Affiliates or any of Buyer's Affiliates and Seller or Seller's Affiliates.

11.  RELEASE OF PURCHASED ASSETS
     ---------------------------

     Upon timely payment in full of the Repurchase Price and all other Obligations (if any) then owing with respect to a Purchased Asset, unless a Default or Event of Default shall have occurred and be continuing, then (a) Buyer shall be deemed to have terminated any security interest that Buyer may have in such Purchased Asset, (b) all of Buyer's right, title and interest in such Purchased Assets shall be deemed transferred to Seller, and (c) with respect to such Purchased Asset, Buyer shall or shall direct Custodian to release such Purchased Asset to Seller unless such release and termination would give rise to or perpetuate a Margin Deficit. Except as set forth in Sections 6(a) and 17, Seller shall give at least one (1) Business Day prior written notice to Buyer if such repurchase shall occur on any date other than the Repurchase Date.

     If such a Margin Deficit is applicable, Buyer shall notify Seller of the amount thereof and Seller may thereupon satisfy the Margin Call in the manner specified in Section 6.

12.  RELIANCE
     --------

     With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Buyer reasonably believe to have been given or made by a person authorized to enter into a Transaction on Seller's behalf.

13.  REPRESENTATIONS AND WARRANTIES
     ------------------------------

     Seller hereby represents and warrants, and shall on and as of the Purchase Date for any Transaction and on and as of each date thereafter through and including the related Repurchase Date be deemed to represent and warrant that:

     (a) Due Organization and Qualification. Seller is duly organized, validly existing and in good standing under the laws of the State of Maryland, the jurisdiction in which it is organized. Seller is duly qualified to do business and has obtained all necessary licenses, permits, charters, registrations and approvals necessary for the conduct of its business as currently conducted and the performance of its obligations under the Program Documents except where any failure to obtain such a license, permit, charter, registration or approval will not cause a Material Adverse Effect with respect to Seller or impair the enforceability of any Asset. Seller is organized and will operate in conformity with the requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Code and the regulations and published interpretations thereunder, for all taxable years commencing with its taxable year ended December 31, 2007.

     (b) Power and Authority. Seller has all necessary power and authority to conduct its business as currently conducted, to execute, deliver and perform its obligations under the Program Documents and to consummate the Transactions.

     (c) Due Authorization. The execution, delivery and performance of the Program Documents by Seller has been duly authorized by all necessary action and do not require any additional approvals or consents or other action by, or any notice to or filing with, any Person other than any that have heretofore been obtained, given or made.

    (d) Noncontravention. None of the execution and delivery of the Program Documents by Seller or the consummation of the Transactions and transactions thereunder:

            (i) conflicts with, breaches or violates any provision of the organizational documents or material agreements of Seller or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to Seller or its properties;

            (ii) constitutes a material default by Seller under any loan or repurchase agreement, mortgage, indenture or other agreement or instrument to which Seller is a party or by which it or any of its properties is or may be bound or affected; or

            (iii) results in or requires the creation of any Lien upon or in respect of any of the assets of Seller except the Liens relating to the Program Documents.

     (e) Legal Proceeding. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator affecting any of the Purchased Assets, Seller or any of its Affiliates, pending or threatened, which, if decided adversely, would have a Material Adverse Effect with respect to Seller.

     (f) Valid and Binding Obligations. Each of the Program Documents to which Seller is a party, when executed and delivered by Seller will constitute the legal, valid and binding obligations of Seller, enforceable against Seller, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

     (g) Financial Statements. The financial statements of Seller, copies of which have been furnished to Buyer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of Seller as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent financial statements, there has been no Material Adverse Change with respect to Seller. Except as disclosed in such financial statements or pursuant to Section 14(h) hereof, Seller is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change with respect to Seller.

     (h) Accuracy of Information. None of the documents or information prepared by or on behalf of Seller and provided to Buyer relating to Seller's financial condition contain any statement of a material fact with respect to Seller, or the Transactions that was untrue or misleading in any material respect when made. Since the furnishing of such documents or information, there has been no change, nor any development or event involving a prospective change known to Seller, that would render any of such documents or information untrue or misleading in any material respect.

     (i) No Consents. No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency or other governmental instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other non-governmental Person, is required in connection with the execution, delivery and performance by Seller of this Agreement or any other Program Document, other than any that have heretofore been obtained, given or made.

     (j) Compliance With Law, Etc. No practice, procedure or policy employed or proposed to be employed by Seller in the conduct of their businesses violates any law, regulation, judgment, agreement, regulatory consent, order or decree applicable to it which, if enforced, would result in either a Material Adverse Change or a Material Adverse Effect with respect to Seller.

     (k) Solvency: Fraudulent Conveyance. Seller is solvent and will not be rendered insolvent by the Transaction and, after giving effect to such Transaction, Seller will not be left with an unreasonably small amount of capital with which to engage in its business. Seller does not intend to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Seller or any of its assets. The amount of consideration being received by Seller upon the sale of the Purchased Assets to Buyer constitutes reasonably equivalent value and fair consideration for such Purchased Assets. Seller is not transferring any Purchased Assets with any intent to hinder, delay or defraud any of its creditors.

     (l) Investment Company Act Compliance. Seller is not required to be registered as an "investment company" as defined under the Investment Company Act nor as an entity under the control of an entity required to be registered as an "investment company" as defined under the Investment Company Act.

     (m) Taxes. Seller has filed all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due (other than for taxes that are being contested in good faith or for which it has established adequate reserves). Any taxes, fees and other governmental charges payable by Seller in connection with a Transaction and the execution and delivery of the Program Documents have been paid.

     (n) Additional Representations. With respect to each Asset to be sold hereunder by Seller to Buyer, Seller hereby makes all of the applicable representations and warranties set forth in Exhibit B-1 or Exhibit B-2, as applicable, as of the date the related Asset File is delivered to Buyer or the Custodian with respect to the Assets and continuously while such Asset is subject to a Transaction. Further, as of each Purchase Date, Seller shall be deemed to have represented and warranted in like manner that Seller has no knowledge that any such representation or warranty may have ceased to be true in a material respect as of such date, except as otherwise stated in a Transaction Notice, any such exception to identify the applicable representation or warranty and specify in reasonable detail the related knowledge of Seller.

     (o) No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement; provided, that if Seller has dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement, such commission or compensation shall have been paid in full by Seller.

     (p)    Corporate Separateness.

            (i) The capital of Seller is adequate for the businesses and undertakings of Seller.

            (ii) Other than as provided in this Agreement and the other Program Documents, Seller is not engaged in any business transactions with any of its Affiliates other than transactions in the ordinary course of its business, conducted in a commercially reasonable manner and on an "arm's length" basis.

            (iii) The funds and assets of Seller are not and will not be, commingled with the funds of any other Person.

     (q) Pooling Agreement. To the extent the Seller is the servicer under any Pooling Agreement related to a Purchased Security, all of the representations and warranties of the Seller made thereunder (which shall not include any mortgage loan level representations and warranties) are true and correct in all material respects and are incorporated herein by reference mutatis mutandis; or any such breach thereof does not and will not have a Material Adverse Effect. The Seller is not in default under any related Pooling Agreement related to any Purchased Security.

     (r) Acquisition Guidelines. The Acquisition Guidelines provided to Buyer are the true and complete Acquisition Guidelines of the related Approved Originator.

     The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Assets to Buyer and shall continue for so long as the Purchased Assets are subject to this Agreement.

14.  COVENANTS OF SELLER
     -------------------

     Seller hereby covenants with Buyer as follows:

     (a) Defense of Title. Seller warrants and will defend the right, title and interest of Buyer in and to all Purchased Assets against all adverse claims and demands.

     (b) No Amendment or Compromise. none of Seller or those acting on Seller's behalf shall amend, modify, or waive any term or condition of, or settle or compromise any claim in respect of, any item of the Purchased Assets, any related rights or any of the Program Documents without the prior written consent of Buyer, except if such amendment or modification does not (i) affect the amount or timing of any payment of principal or interest payable with respect to a Purchased Asset, extend its scheduled maturity date, modify its interest rate, or constitute a cancellation or discharge of its outstanding principal balance or (i) materially and adversely affect the security afforded by the real property, furnishings, fixtures, or equipment securing the Asset. Notwithstanding the foregoing, the Servicer of a Purchased Loan may amend, modify or waive any term or condition of the Purchased Loans in accordance with the servicing standard set forth in the related Servicing Agreement, provided that Seller shall cause such Servicer to promptly notify Buyer of any such amendment, modification or waiver.

     (c) No Assignment. Except as permitted herein, none of Seller or any Servicer shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in, or Lien on or otherwise encumber (except pursuant to the Program Documents) any of the Purchased Assets or any interest therein, provided that this Section 14(c) shall not prevent any of the following: any contribution, sale, assignment, transfer or conveyance of Purchased Assets in accordance with the Program Documents and any forward purchase commitment or other type of take out commitment for the Purchased Assets (without vesting rights in the related purchases as against Buyer).

     (d) Servicing of Loans. Seller shall cause each Servicer to service the Purchased Loans in accordance with Accepted Servicing Practices, pending any delivery of such servicing to Buyer pursuant to Section 14(r), employing at least the same procedures and exercising the same care that Servicer customarily employs in servicing Loans for its own account. With respect to all Servicing Released Loans, Seller shall service and shall cause the related Servicer to service such Purchased Loans for a term of thirty (30) days (the "Servicing Term") commencing as of the date of the related initial Purchase Date. Each such Servicing Term shall be deemed to be renewed or terminated by Buyer in accordance with Section 14(r) hereof.

If such Servicing Term is not renewed by Buyer (which determination shall be made in Buyer's sole discretion), Seller agrees that Buyer may terminate Seller and the related Servicer in their respective servicing capacities and terminate any Servicing Agreement at will, and Seller shall transfer such servicing to Buyer or its designee at no cost or expense to Buyer. Seller shall cause the Servicer to hold or cause to be held all escrow funds collected with respect to such Loans in trust accounts in trust for Buyer and shall apply the same for the purposes for which such funds were collected. If Seller should discover that, for any reason whatsoever, the Servicer has failed to perform fully its servicing obligations with respect to the Purchased Loans, Seller shall promptly notify Buyer. As a condition to purchasing any Loans, Buyer shall have the right to approve each related Servicer and the related Servicing Agreement and shall have the right to require that Seller and such Servicer enter into a Servicer's Side Letter with Buyer, in form and substance acceptable to Buyer in its sole discretion, pursuant to which such servicer shall agree to take direction from Buyer with respect to such Loans after the occurrence of an Event of Default hereunder.

     (e) Preservation of Purchased Assets. Seller shall do all things necessary to preserve the Purchased Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller will comply with all applicable laws, rules, regulations and other laws of any Governmental Authority applicable to Seller relating to the Purchased Assets and cause the Purchased Assets to comply with all applicable laws, rules, regulations and other laws of any such Governmental Authority. Seller will not allow any default to occur for which Seller is responsible under any Purchased Assets or any Program Documents and Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Assets or the Program Documents.

     (f) Maintenance of Papers, Records and Files. Seller shall acquire, and Seller shall build, maintain and have available, a complete file in accordance with lending industry custom and practice for each Purchased Asset. Seller will maintain or will cause the Servicers to maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices and preserve them against loss.

            (i) Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets in accordance with industry custom and practice, including those maintained pursuant to the preceding subsection, and all such Records shall be in Buyer's or Custodian's possession unless Buyer otherwise approve in writing. Seller shall deliver or cause to be delivered to Buyer updates of all Records in the possession of Seller that are related to the servicing of the Purchased Assets at least monthly. Seller will not cause or authorize any such papers, records or files that are an original or an only copy to leave Custodian's possession, except for individual items removed in connection with servicing a specific Loan, in which event Seller will obtain or cause to be obtained a receipt from the Custodian for any such paper, record or file.

            (ii) For so long as Buyer has an interest in or Lien on any Purchased Asset, Seller will hold or cause to be held all related Records in trust for Buyer. Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and Liens granted hereby.

            (iii) Upon reasonable advance notice from Custodian or Buyer, Seller shall (x) make any and all such Records available to Custodian or Buyer for examination, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with their respective chief operating officers and chief financial officers and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.

     (g)    Financial Statements and Other Information; Financial Covenants.
            ---------------------------------------------------------------

            (i) Seller shall keep or cause to be kept in reasonable detail books and records setting forth an account of its assets and business and, as applicable, shall clearly reflect therein the transfer of Purchased Assets to Buyer. Seller shall furnish or cause to be furnished to Buyer the following:

                    (A) Financial Statements. (x) As soon as available and in any event within ninety (90) days after the end of each fiscal year, its consolidated, audited balance sheet as of the end of each such fiscal year and its consolidated, audited financial statements of income and changes in equity and audited statement of cash flows, each for such fiscal year, (y) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year, its consolidated, unaudited balance sheets as of the end of each quarter, and its unaudited financial statements of income and changes in equity and unaudited statement of cash flows, each for the portion of the fiscal year then ended, and (z) within thirty (30) days after the end of each month, its monthly consolidated and unaudited financial statements (excluding cash flow statements) and balance sheet as provided in clause (y), all of which shall have been prepared in accordance with GAAP and certified by Seller's chief financial officer in the form of a compliance certificate to be delivered along with such financial statements. Seller shall furnish or cause to be furnished to Buyer any other financial information reasonably requested by Buyer.

                    (B) Asset Data. As requested by Buyer from time to time, reports in form and scope satisfactory to Buyer, setting forth data regarding the performance of the Purchased Assets for the immediately preceding month, and such other information as Buyer may reasonably request, including, without limitation, all collections, delinquencies, losses and recoveries related to the Purchased Assets, cash flows and any other information regarding the Purchased Assets requested by Buyer and the performance of any loans serviced by or on behalf of Servicer and any other financial information regarding Seller reasonably requested by Buyer.

                    (C) Monthly Servicing Diskettes. On or before the tenth (10th) day of each calendar month (or if such day is not a Business Day, the immediately following Business Day), or at any other time as Buyer request, (i) a computer tape or a diskette (or any other Electronic Transmission acceptable to Buyer) in a format acceptable to Buyer containing such information with respect to the Purchased Assets as Buyer may reasonably request,
            (ii) with respect to the Purchased Assets that are Securities, all remittance reports and other reports delivered to the related Trustee or certificateholders pursuant to the related Pooling Agreement, when delivered to such Trustee or certificateholders, and (iii) an updated Seller Asset Schedule, no less frequently than on a monthly basis, with respect to each Purchased Loan as to which the related Servicer has amended, modified, or waived any terms or conditions of any such Loan, which sets forth amendments, modifications and waivers.

                    (D) Other Information. Upon the request of Buyer, such other information or reports as Buyer may from time to time reasonably request.

            (ii)    Seller shall comply with the following financial covenants:

                    (A) the Adjusted Tangible Net Worth of Seller shall at all times equal or exceed $400,000,000;

                    (B) the ratio of Seller's total Recourse Indebtedness to Adjusted Tangible Net Worth shall at no time be greater than or equal to 10:1;

                    (C) Seller shall at all times maintain Unrestricted Cash at least equal to the greater of (i) $100,000,000 and (ii) three percent (3%) of the unpaid principal balance, the face value or the carrying value, as applicable, of all assets of Seller that are subject to any repurchase or secured credit arrangement to which Seller is a party; and

                    (D)     Seller's net income, before (i) income taxes and
            (ii) the effect of any unrealized gain or loss due to mark-to-market adjustments made through earnings for fluctuation of the value of financial instruments as mandated under the Statement of Financial Accounting Standards No. 133 (or any successor statement), for any period of two consecutive fiscal quarters commencing with the period ending on March 31, 2008, shall not be less than $1.00.

            (iii) Certifications. Seller shall execute and deliver a monthly certification substantially in the form of Exhibit A attached hereto within thirty (30) days after the end of each calendar month.

     (h) Notice of Material Events. Seller shall promptly inform Buyer in writing of any of the following:

            (i) any Default, Event of Default or default or breach by Seller or any other Person of any material obligation under any Program Document, or the occurrence or existence of any event or circumstance that Seller reasonably expects will with the passage of time become a Default, Event of Default or such a default or breach by Seller or any other Person;

            (ii) any material change in the insurance coverage of Seller or any other Person pursuant to any Program Document, with copy of evidence of same attached;

            (iii) any material dispute, litigation, investigation, proceeding or suspension between Seller, on the one hand, and any Governmental Authority or any other Person, on the other;

            (iv) any material adverse change in accounting policies or financial reporting practices of Seller;

            (v) the occurrence of any material employment dispute or licensing issue within Seller and a description of the strategy for resolving it;

            (vi) any event, circumstance or condition that has resulted, or has a reasonable likelihood of resulting in either a Material Adverse Change or a Material Adverse Effect with respect to Seller; or

            (vii) a Material Margin Call shall have been made to Seller, which "Material Margin Call" shall mean a margin, maintenance, credit or similar call made to Seller in connection with a financing facility, repurchase agreement, credit agreement or other arrangement under which Seller has sold collateral or pledged or posted or is required to pledge or post collateral to secure or guarantee obligations thereunder, which call is for an amount equal to or greater than $10,000,000.

     (i) Maintenance of Licenses. Seller shall (i) maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Documents, (ii) remain in good standing under the laws of each state in which it conducts business or any Mortgaged Property is located, and (iii) conduct its business strictly in accordance with applicable law.

     (j) Taxes, Etc. Seller shall pay and discharge or cause to be paid and discharged, when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or upon any of its property, real, personal or mixed (including without limitation, the Purchased Assets) or upon any part thereof, as well as any other lawful claims which, if unpaid, might become a Lien upon such properties or any part thereof, except for any such taxes, assessments and governmental charges, levies or claims as are appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are provided. Seller shall file on a timely basis all federal, and state and local tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of it.

     (k) Nature of Business. Seller shall not make any material change in the nature of its business as carried on at the date hereof.

     (l) Limitation on Distributions. Seller shall have the right to pay dividends so long as Seller remains in compliance with the financial covenants set forth in Section 14(g)(ii) immediately following such dividend distribution. Notwithstanding the foregoing, if a Default has occurred and is occurring, Seller shall not pay any dividends or make distributions with respect to any capital stock or other equity interests, respectively, thereof, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller.

     (m) Use of Custodian. Without the prior written consent of Buyer, Seller shall use no third party custodian as document custodian other than the Custodian with respect to third party purchasers, prospective third party purchasers, lenders and prospective third party lenders.

     (n) Merger of Seller. Seller shall not, at any time, directly or indirectly (i) liquidate or dissolve or enter into any consolidation or merger or be subject to a Change in Control or sell all or substantially all of its Property (other than in connection with an asset-based financing or other secondary market transaction related to the Seller's assets in the ordinary course of the Seller's business) without Buyer's prior consent; (ii) form or enter into any partnership, joint venture, syndicate or other combination which would have a Material Adverse Effect with respect to Seller; or (iii) make any Material Adverse Change with respect to Seller or Seller's Affiliates.

     (o) Insurance. Seller will, and Seller shall cause the Servicer to obtain and maintain insurance with responsible companies in such amounts and against such risks as are customarily carried by business entities engaged in similar businesses similarly situated, and will furnish Buyer on request full information as to all such insurance, and provide within fifteen (15) days after receipt of such request the certificates or other documents evidencing renewal of each such policy. Seller shall continue to maintain coverage, for itself and its subsidiaries, that encompasses employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities), and computer fraud in an aggregate amount of at least $1,000,000.

     (p) Affiliate Transaction. Seller shall not, at any time, directly or indirectly, sell, lease or otherwise transfer any property or assets to, or otherwise acquire any property or assets from, or otherwise engage in any transactions with, any of its Affiliates unless the terms thereof are no less favorable to Seller, than those that could be obtained at the time of such transaction in an arm's length transaction with a Person who is not such an Affiliate.

     (q) Change of Fiscal Year. Seller shall not, at any time, directly or indirectly, except upon ninety (90) days' prior written notice to Buyer, change the date on which its fiscal year begins from its current fiscal year beginning date.

     (r) Delivery of Servicing Rights, Servicing Files and Servicing. With respect to the Servicing Rights of each Purchased Loan that is a Servicing Released Loan, Seller shall deliver such Servicing Rights to Buyer on the related Purchase Date. With respect to the Servicing Files for each Purchased Loan that is either a Servicing Released Loan or Servicing Retained Loan and the physical and contractual servicing of each Purchased Loan that is a Servicing Released Loan, to the extent in the possession of Seller, Seller shall deliver (or cause the Servicer to deliver) such Servicing Files and the servicing to Buyer or its designee within thirty (30) days of the related Purchase Date for such Loan; provided that on each Repurchase Date that is subject to a new Transaction, such delivery requirement will be deemed restated for such new Transaction (and the immediately preceding delivery requirement will be deemed to be rescinded) in the absence of directions to the contrary from Buyer, and a new thirty (30) day period will be deemed to commence as of such Repurchase Date. For the avoidance of doubt, Seller shall deliver (or cause the related Servicer to deliver) to Buyer or its designee, within thirty (30) days after the last Purchase Date, all of (x) the Servicing Files for each Purchased Loan and
(y) the servicing relating to each Purchased Loan that is a Servicing Released Loan, except, in each case, if such Purchased Loan becomes subject to a new Transaction on the related Repurchase Date or is repurchased in full by the Seller in accordance with the provisions of this Agreement. Seller's transfer of the Servicing Rights, Servicing Files and the physical and contractual servicing under this Section shall be in accordance with customary standards in the industry including the transfer of the gross amount of all escrows held for the related Mortgagors (without reduction for unreimbursed advances or "negative escrows").

     (s) Acquisition Guidelines. Seller shall use its best efforts to deliver to Buyer a copy of all material modifications and amendments to any of the Acquisition Guidelines if such modifications or amendments affect any of the Purchased Loans.

     (t) No Other Indebtedness. Without the prior written consent of Buyer, except as otherwise required or allowed pursuant to the terms of this Agreement, Seller shall not incur any Indebtedness or guaranty the Indebtedness of any other Person other than (i) any Indebtedness deemed incurred under the Program Documents, (ii) Indebtedness in an aggregate amount not to exceed $5,000,000,
(iii) obligations to pay taxes; (iv) liabilities for accounts payable, non capitalized equipment or operating leases and similar liabilities incurred in the ordinary course of business; (v) accrued expenses, deferred credits and loss contingencies that are properly classified as liabilities under GAAP; (vi) Indebtedness incurred in the ordinary course of business to hedge the risk of interest rate fluctuations or any of the Seller's portfolios of Loans under this Agreement or in respect of other Indebtedness permitted hereunder; (vii) Indebtedness under other committed or uncommitted mortgage warehouse lines of credit (including committed and uncommitted mortgage loan repurchase agreements) now or hereafter existing, the papers evidencing, securing, governing or otherwise related to which Indebtedness impose covenants and conditions on the Seller that are no more restrictive or onerous than the covenants and conditions imposed on the Seller by this Agreement; and (viii) the specific Indebtedness described on Exhibit I.

     (u) Remittance Upon Default or Event of Default. If a Default or an Event of Default has occurred and is continuing, Seller shall segregate all Income collected with respect to the Purchased Assets and shall remit or cause the Servicer to remit such amounts to an account designated by Buyer in accordance with Section 7 hereof. Seller shall deposit or credit, and shall cause Servicer to deposit or credit to such account, to the all items to be deposited or credited thereto irrespective of any right of setoff or counterclaim arising in favor of Seller or Servicer (or any third party claiming through either of them) under any other agreement or arrangement.

     (v) MERS. Seller will cause each Servicer to be a member of MERS in good standing as of the date hereof, and will cause each Servicer to remain a member of MERS in good standing at all times thereafter, unless otherwise agreed to by Buyer.

     (w) Limitation on Distributions. Seller shall have the right to pay dividends so long as Seller remains in compliance with the financial covenants set forth in Section 14(g)(ii) immediately following such dividend distribution and notwithstanding the foregoing shall be permitted to make any distribution necessary to maintain its status as a REIT. Notwithstanding the foregoing, if a Default has occurred and is continuing, without Buyer's consent, Seller shall not make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any stock or senior or subordinate debt of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller, other than distributions necessary to maintain its status as a REIT.

     (x) Fees and Expenses. Subject to Section 4 of the Pricing Side Letter, Seller shall timely pay to Buyer all fees and expenses required to be paid by Seller hereunder and under any other Program Document to Buyer.

     (y) Entitlement Holder; Additional Proceeds. Seller acknowledges that the Buyer shall be an "entitlement holder" (as defined in Section 8-102(a) of the Uniform Commercial Code) with respect to the Purchased Securities hereunder and shall be entitled to receive all cash dividends and distributions therefrom and treated as Income. Seller and the Buyer agree that the Seller shall direct the Trustee to make all payments with respect to any such Securities directly to the Buyer. With respect to any sums of money or property paid or distributed in respect of such Securities that are received by Seller, Seller shall, until such money or property is paid or delivered to the Buyer as required hereunder, hold such money or property as Income, in trust for the Buyer, segregated from other funds of the Seller, as part of the Purchased Assets pending the repurchase by Seller of the applicable Securities. If Seller shall become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for such Securities, or otherwise in respect thereof, Seller shall accept the same as the Buyer's agent, hold the same in trust for the Buyer and deliver the same forthwith to the Buyer in the exact form received, duly endorsed by Seller to the Buyer, if required, together with an undated security power covering such certificate duly executed in blank and with, if the Buyer so requests, signature guaranteed, to be held by the Buyer hereunder as part of the Purchased Assets.

     (z) Agency Status. Once the Seller or any of its subservicers has obtained any statuses with any of Ginnie Mae, Fannie Mae or Freddie Mac mortgage loan pools for which Seller is Servicer, Seller shall not take or omit to take any act that (i) would result in the suspension or loss of any of such status, or (ii) after which Seller or any such relevant subservicer would no longer be in good standing with respect to such status, or (iii) after which Seller or any such relevant subservicer would no longer satisfy all applicable Ginnie Mae, Fannie Mae and Freddie Mac net worth requirements, if both (x) all of the material effects of such act or omission shall not have been cured by Seller or waived by the relevant agency before termination of such status and (y) it could reasonably be expected to have a Material Adverse Effect on Seller or any of its subsidiaries.

     (aa) Voting Rights. Unless a Default or an Event of Default shall have occurred and be continuing, the Seller shall be entitled to exercise all voting and corporate rights with respect to Purchased Securities, and Buyer shall exercise such rights on the Seller's behalf during the time in which Buyer is the registered holder of such Securities, provided, however, that no vote shall be cast or other action taken which, in Buyer's judgment, would impair such Securities or which would be inconsistent with or result in any violation of any provision of this Agreement.

     (bb) Actions under the Pooling Agreements. The Seller shall not cancel, terminate, amend, modify or supplement or consent to any cancellation, amendment, modification or supplement to any Pooling Agreement related to any Purchased Security, or waive any provision thereof or take, direct, instruct or request any action under any such Pooling Agreement in contravention of the direction of the Buyer or where the permission of the Seller is so required, permit any party to such Pooling Agreement to take any action thereunder which would reasonably be likely to have a Material Adverse Effect or which would violate the terms of this Agreement.

15.  TERMINATION EVENTS
     ------------------

     The occurrence of any outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on the financial markets is such as to make it, in the reasonable judgment of Buyer, impracticable to continue this Agreement shall, at Buyer's option, constitute a "Termination Event".

     Upon the occurrence of such Termination Event, Buyer shall have no further obligation to purchase any Assets hereunder and this Agreement shall terminate and be of no further force and effect. Seller shall repurchase all Purchased Assets and shall satisfy all other outstanding Obligations hereunder within the earlier of (x) the next succeeding Repurchase Date, or (y) thirty (30) days following such Termination Event.

16.  REPURCHASE OF PURCHASED ASSETS; CHANGE OF LAW
     ---------------------------------------------

     (a) Upon discovery by Seller of a breach of any of the representations and warranties set forth on Exhibit B to this Agreement, Seller shall give prompt written notice thereof to Buyer. Upon any such discovery by Buyer, Buyer will notify Seller. It is understood and agreed that the representations and warranties set forth in Exhibit B to this Agreement with respect to the Purchased Assets shall survive delivery of the respective Asset Files to the Buyer or Custodian with respect to the Purchased Assets and shall inure to the benefit of Buyer. The fact that Buyer has conducted or have failed to conduct any partial or complete due diligence investigation in connection with their purchase of any Purchased Asset shall not affect Buyer's right to demand repurchase as provided under this Agreement. Seller shall, within five (5) Business Days of the earlier of Seller's discovery or receipt of notice with respect to any Purchased Asset of (i) any breach of a representation or warranty contained in Exhibit B-1 or Exhibit B-2, as applicable, of this Agreement or
(ii) any failure to deliver any of the items required to be delivered as part of the Mortgage File within the time period required for delivery pursuant to the Custodial Agreement, promptly cure such breach or delivery failure in all material respects. If within five (5) Business Days after the earlier of Seller's discovery of such breach or delivery failure or receipt of notice thereof that such breach or delivery failure has not been remedied by Seller, Seller shall promptly upon receipt of written instructions from Buyer, at Buyer's option, either (i) repurchase such Purchased Asset at a purchase price equal to the Repurchase Price with respect to such Purchased Asset by wire transfer to the account designated by Buyer, or (ii) transfer comparable Substitute Assets to Buyer, as provided in Section 17 hereof. In the event that it is discovered that the circumstances with respect to any Purchased Asset are not accurately reflected in any of the applicable representations and warranties made by the Seller set forth in Exhibit B-1 or Exhibit B-2, as applicable, hereto, notwithstanding the actual knowledge or lack of knowledge of Seller, and notwithstanding that such representation and warranty is made "to the best of the Seller's knowledge," then such representation and warranty shall be deemed to be breached, such Purchased Asset shall cease to be an Eligible Asset, and

Seller shall either cure such breach, repurchase the affected Purchased Asset or deliver a comparable substitute therefore as provided in this Section 16. The remedies set forth in this Section 16(a) shall be the sole remedies with respect to a breach of a representation or warranty set forth in Exhibit B-1 or Exhibit B-2, as applicable.

     (b) If Buyer determines that the introduction of, any change in, or the interpretation or administration of, any Requirement of Law has made it unlawful or commercially impracticable to engage in any Transactions with the applicable Pricing Rate based on LIBOR, then Seller (i) shall, upon its receipt of notice of such fact and demand from Buyer (with a copy of such notice to Custodian), repurchase the Purchased Assets subject to the Transaction on the next succeeding Business Day and, at Seller's election, concurrently enter into a new Transaction with Buyer with a Pricing Rate based on the Prime Rate plus the Applicable Margin set forth in the Pricing Side Letter as part of the Pricing Rate and (ii) may elect, by giving notice to Buyer and Custodian, that all new Transactions shall have Pricing Rates based on the Prime Rate plus such Applicable Margin.

     (c) If Buyer determines in their sole discretion that any Change in Law or any change in accounting rules regarding capital requirements has or would have the effect of reducing the rate of return on Buyer's capital or on the capital of any Affiliate of Buyer under this Agreement as a consequence of such Change in Law or change in accounting rules, then from time to time Seller will compensate Buyer or Buyer's Affiliate, as applicable, for such reduced rate of return suffered as a consequence of such Change in Law or change in accounting rules on terms similar to those imposed by Buyer on its other similarly affected customers. Buyer shall provide Seller with prompt notice as to any such Change in Law or change in accounting rules.

17.  SUBSTITUTION
     ------------

     Seller may, subject to agreement with and acceptance by Buyer upon one (1) Business Day's notice, substitute other assets which are substantially the same as the Purchased Assets (the "Substitute Assets") for any Purchased Assets. Such substitution shall be made by transfer to Buyer by Seller of such other Substitute Assets and transfer to Seller by Buyer of such Purchased Assets (the "Reacquired Assets") along with the other information to be provided with respect to the applicable Purchased Asset as described in Section 3. After substitution, the Substitute Assets shall be deemed to be Purchased Assets, the Reacquired Assets shall no longer be deemed Purchased Assets, and Buyer shall be deemed to have terminated any security interest that Buyer may have in the Reacquired Assets unless such termination and release would give rise to or perpetuate a Margin Deficit. Concurrently with any termination and release described in this Section 17, Buyer shall execute and deliver to Seller upon request and Buyer hereby authorize Seller to file and record such documents as Seller may reasonably deem necessary or advisable in order to evidence such termination and release.

18.  RESERVED
     --------

19.  EVENTS OF DEFAULT
     -----------------

     With respect to any Transactions covered by or related to this Agreement, the occurrence of any of the following events shall constitute an "Event of Default":

     (a) Seller fails to transfer the Purchased Assets to the applicable Buyer on the applicable Purchase Date (provided such Buyer has tendered the related Purchase Price);

     (b) Seller either fails to repurchase the Purchased Assets on the applicable Repurchase Date or fails to perform its obligations under Section 6 or the last sentence of Section 16(a);

     (c) Seller fails to perform, observe or comply with any other material term, condition, covenant or agreement contained in the Program Documents, including without limitation, failure of the Seller to satisfy a Margin Call pursuant to Section 6 (other than the other "Events of Default" set forth in this Section 19) or any other contracts or agreements, and such failure is not cured within the time period expressly provided for therein, or, if no such cure period is provided, within five (5) Business Days (or one (1) Business Day with respect to a default on any payment obligation of principal or interest under this Agreement or any other note document or if the Purchased Assets exceed any applicable sublimits) of the earlier of (i) Seller's receipt of written notice from Buyer or Custodian of such breach or (ii) the date on which Seller obtains notice or knowledge of the facts giving rise to such breach;

     (d) Any representation or warranty made by Seller (or any of Seller's officers) in the Program Documents or in any other document delivered in connection therewith, or in any other contract or agreement, shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated (other than the representations or warranties in Exhibit B which shall be considered solely for the purpose of determining whether the related Purchased Asset is an Eligible Asset, unless (i) Seller shall have made any such representation or warranty with the knowledge that it was materially false or misleading at the time made or repeated or deemed to have been made or repeated, or (ii) any such representation or warranty shall have been determined by Buyer in its sole discretion to be materially false or misleading on a regular basis (notwithstanding the fact that such representations and warranties shall have been made to Seller's knowledge or to the best of Seller's knowledge));

     (e) Seller or any of its Affiliates shall be in default under, or fail to perform as requested under, or shall otherwise breach the material terms of any agreement relating to, in each case beyond any applicable cure period, (i) any Indebtedness between Seller or any of its Affiliates, on the one hand, and any Buyer or any of Buyer's Affiliates, on the other hand, or (ii) any Indebtedness of Seller or any of its Affiliates in excess of $1,000,000 or (2) any Indebtedness of Seller or any of its Affiliates, which default, failure or breach shall entitle any counterparty thereto to accelerate the maturity of such Indebtedness;

     (f) A custodian, receiver, conservator, liquidator, trustee, sequestrator or similar official for Seller or any of Seller's Affiliates or of any of Seller's Property (as a debtor or creditor protection procedure) is appointed or takes possession of such Property; or Seller or any of Seller's Affiliates generally fails to pay its debts as they become due; or Seller or any of Seller's Affiliates is adjudicated bankrupt or insolvent; or an order for relief is entered under the Bankruptcy Code, or any successor or similar applicable statute, or any administrative insolvency scheme, against Seller or any of Seller's Affiliates; or any of Seller's or Seller's Affiliates' Property is sequestered by court or administrative order; or a petition is filed against Seller or any of Seller's Affiliates under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, moratorium, delinquency or liquidation law of any jurisdiction, whether now or subsequently in effect;

     (g) Seller or any of Seller's Affiliates files a voluntary petition in bankruptcy, seeks relief under any provision of any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official for Seller or any of Seller's Affiliates, or of all or any part of Seller's or Seller's Affiliates' Property; or makes an assignment for the benefit of Seller's or any of Seller's Affiliates' creditors;

     (h) Any final judgment or order for the payment of money in excess of $2,000,000 in the aggregate (to the extent that it is, in the reasonable determination of Buyer, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes) shall be rendered against Seller or any of Seller's Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provisions shall not be made for such discharge) satisfied, or bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and Seller or any of Seller's Affiliates, as applicable, shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal;

     (i) Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller or any of Seller's Affiliates, or shall have taken any action to displace the management of Seller or any of Seller's Affiliates or to curtail its authority in the conduct of the business of Seller or any of Seller's Affiliates, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller or any of Seller's Affiliates as an issuer, buyer or a seller/servicer of Loans or securities backed thereby;

     (j) Seller, shall fail to comply with any of the financial covenants set forth in Section 14(g)(ii);

     (k) In the good faith judgment of Buyer any Material Adverse Effect shall have occurred;

     (l) Either (i) Seller shall admit in writing its inability to, or intention not to, perform any of its material Obligations, (ii) Buyer shall have determined in good faith that Seller is unable to meet its commitments, or (iii) Seller's audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller as a "going concern" or a reference of similar import or shall indicate that Seller has a negative net worth or is insolvent;

     (m) This Agreement shall for any reason cease to create a valid first priority security interest or ownership interest upon transfer in any material portion of the Purchased Assets purported to be covered hereby;

     (n) A Change in Control of Seller shall have occurred which has not been approved by Buyer;

     (o) Buyer shall reasonably request, specifying the reasons for such request, reasonable information, and/or written responses to such requests, regarding the financial well-being of Seller, and such reasonable information and/or responses shall not have been provided within five (5) Business Days of such request;

     (p) A material event of default shall have occurred and be continuing beyond the expiration of any applicable cure periods under any of the Program Documents;

     (q) The failure of Seller to continue to be (i) qualified as a REIT as defined in Section 856 of the Code or (ii) entitled to a dividend paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120 - REIT filed with the United States Internal Revenue Service for such year, or the entering into by Seller of any material "prohibited transactions" as defined in Sections 857(b) and 856(c) of the Code; or

     (r) The resignation or removal of Fixed Income Discount Advisory Company as the manager of the Seller unless approved by Buyer (which approval shall not be unreasonably withheld).

20.  REMEDIES
     --------

     Upon the occurrence of an Event of Default, Buyer, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Event of Default pursuant to Section 19(f), (g) or (l) hereof), shall have the right to exercise any or all of the following rights and remedies:

     (a)    (i)     The Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). Seller's Obligations hereunder, to repurchase all Purchased Assets at the Repurchase Price therefor on the Repurchase Date in such Transactions shall thereupon become immediately due and payable; all Income paid after such exercise or deemed exercise shall be remitted to and retained by Buyer and applied to the aggregate Repurchase Prices and any other amounts owing by Seller hereunder; each of Seller and Servicer (unless Servicer is not an Affiliate of Seller) shall immediately deliver to Buyer or its designee any and all original papers, records and files relating to the Purchased Assets subject to such Transaction then in its possession and/or control; and all right, title and interest in and entitlement to such Purchased Assets and Servicing Rights thereon (with respect solely to the Servicing Released Loans) shall become property of Buyer.

            (ii) Buyer may (A) sell, on or following the Business Day following the date on which the Repurchase Price becomes due and payable pursuant to Section 20(a)(i) without notice or demand of any kind, at a public or private sale and at such price or prices as Buyer may reasonably deem satisfactory, any or all or portions of the Purchased Assets on a servicing-released or servicing-retained basis, as the case may be, and/or (B) in their sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets in an amount equal to the Market Value of the Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. Seller shall remain liable to Buyer for any amounts that remain owing to Buyer following a sale and/or credit under the preceding sentence. The proceeds of any disposition of Purchased Assets shall be applied first to the reasonable costs and expenses including but not limited to legal fees incurred by Buyer in connection with or as a result of an Event of Default; second to costs of cover and/or related hedging transactions; third to the aggregate Repurchase Prices; and fourth to all other Obligations.

            (iii) The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid. In view of these characteristics of the Purchased Assets, the parties agree that liquidation of a Transaction or the underlying Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect the time and manner of liquidating any Purchased Asset and nothing contained herein shall obligate Buyer to liquidate any Purchased Asset upon the occurrence of an Event of Default or to liquidate all Purchased Assets in the same manner or on the same Business Day or shall constitute a waiver of any right or remedy of Buyer. Notwithstanding the foregoing, the parties to this Agreement agree that the Transactions have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual obligation and that each Transaction has been entered into in consideration of the other Transactions.

     (b) Seller hereby acknowledges, admits and agrees that Seller's obligations under this Agreement are recourse obligations of Seller to which Seller pledges its full faith and credit. In addition to their rights hereunder, Buyer shall have the right to proceed against any of Seller's assets which may be in the possession of Buyer, any of Buyer's Affiliates or their designee (including the Custodian), including the right to liquidate such assets and to set-off the proceeds against monies owed by Seller to Buyer pursuant to this Agreement. Buyer may set off cash, the proceeds of the liquidation of the Purchased Assets and Additional Purchased Assets and all other sums or obligations owed by Buyer to Seller or against all of Seller's Obligations to Buyer, or Seller's obligations to Buyer under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to Buyer's right to recover any deficiency.

     (c) Buyer shall have the right to obtain physical possession of the Records and all other files of Seller relating to the Purchased Assets and all documents relating to the Purchased Assets which are then or may thereafter come into the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer shall request.

     (d) Buyer shall have the right to direct all Persons servicing the Purchased Assets to take such action with respect to the Purchased Assets as Buyer determines appropriate, including, without limitation, using its rights under a power of attorney granted pursuant to Section 9(b) hereof.

     (e) Buyer shall, without regard to the adequacy of the security for the Obligations, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Purchased Assets or any portion thereof, collect the payments due with respect to the Purchased Assets or any portion thereof, and do anything that Buyer is authorized hereunder to do. Seller shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver, and such shall be deemed part of the Obligations hereunder.

     (f) Buyer may, at its option, enter into one or more Hedge Instruments covering all or a portion of the Purchased Assets, and Seller shall be responsible for all damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against Buyer relating to or arising out of such Hedge Instruments; including without limitation any losses resulting from such Hedge Instruments, and such shall be deemed part of the Obligations hereunder.

     (g) In addition to all the rights and remedies specifically provided herein, Buyer shall have all other rights and remedies provided by applicable federal, state, foreign and local laws, whether existing at law, in equity or by statute, including, without limitation, all rights and remedies available to a purchaser/secured party under the Uniform Commercial Code.

     Except as otherwise expressly provided in this Agreement, Buyer shall have the right to exercise any of their rights and/or remedies without presentment, demand, protest or further notice of any kind other than as expressly set forth herein, all of which are hereby expressly waived by Seller.

     Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives, to the extent permitted by law, any right Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives, to the extent permitted by law, any defense Seller might otherwise have to the Obligations, or any guaranty thereof, arising from use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Assets or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

     During any period in which an Event of Default exists and is continuing, Seller shall cause all sums received by it with respect to the Purchased Assets to be deposited promptly upon receipt thereof but in no event later than forty-eight (48) hours thereafter. Seller shall be liable to Buyer for the amount of all losses, costs and/or expenses (plus interest thereon at a rate equal to the Default Rate) which Buyer may sustain or incur in connection with hedging or covering transactions related to the Purchased Assets, conduit advances and payments for mortgage insurance.

21.  DELAY NOT WAIVER; REMEDIES ARE CUMULATIVE
     -----------------------------------------

     No failure on the part of Buyer to exercise, and no delay by Buyer in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Buyer of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights and remedies of Buyer provided for herein are cumulative and in addition to any and all other rights and remedies provided by law, the Program Documents and the other instruments and agreements contemplated hereby and thereby, and are not conditional or contingent on any attempt by Buyer to exercise any of their its under any other related document. Buyer may exercise at any time after the occurrence of an Event of Default one or more remedies, as they so desire, and may thereafter at any time and from time to time exercise any other remedy or remedies.

22.  USE OF EMPLOYEE PLAN ASSETS
     ---------------------------

     No assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") shall be used by either party hereto in a Transaction.

23.  INDEMNITY
     ---------

     (a) Seller agrees to pay on demand (i) all reasonable out-of-pocket costs and expenses of Buyer in connection with the initial and subsequent negotiation, modification, renewal and amendment of the Program Documents (including, without limitation, (A) all collateral review and UCC search and filing fees and expenses and (B) the reasonable fees and expenses of outside counsel for Buyer with respect to advising Buyer as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under this Agreement and any other Program Document, with respect to negotiations with Seller or with other creditors of Seller or any of their Affiliates arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) subject to the cap set forth in the Pricing Side Letter for the initial drafting and negotiation of the Program Documents, and (ii) all costs and expenses of Buyer in connection with the enforcement of this Agreement (including any waivers), whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of outside counsel for Buyer) whether or not the transactions contemplated hereby are consummated.

     (b) Seller agrees to indemnify and hold harmless Buyer and each of its Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against (and will reimburse each Indemnified Party as the same is incurred) any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of outside counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including without limitation, in connection with) (i) any investigation, litigation or other proceeding (whether or not such Indemnified Party is a party thereto) relating to, resulting from or arising out of any of the Program Documents and all other documents related thereto, any breach of a representation or warranty of Seller or Seller's officers in this Agreement or any other Program Document, and all actions taken pursuant thereto,

(ii) the Transactions, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition, or any indemnity payable under the Servicing Agreement or other servicing arrangement,
(iii) the actual or alleged presence of hazardous materials on any Property or any environmental action relating in any way to any Property, or (iv) the actual or alleged violation of any federal, state, municipal or local predatory lending laws, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly from such Indemnified Party's gross negligence or willful misconduct or is the result of a claim made by Seller against the Indemnified Party, and Seller is ultimately the successful party in any resulting litigation or arbitration. Seller also agrees not to assert (and to cause Servicer not to assert) any claim against Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Program Documents, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

     (c) If any payment of the Repurchase Price of any Transaction is made by Seller other than on the then scheduled Repurchase Date thereto as a result of an acceleration of the Repurchase Date pursuant to Section 20 or for any other reason, Seller shall pay to Buyer any Breakage Costs incurred as of a result of such payment.

     (d) If Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, reasonable fees and expenses of counsel and indemnities, such amount may be paid on behalf of Seller by Buyer, in its sole discretion and Seller shall remain liable for any such payments by Buyer and such amounts shall be deemed part of the Obligations hereunder. No such payment by Buyer shall be deemed a waiver of any of Buyer's rights under the Program Documents.

     (e) Without prejudice to the survival of any other agreement of Seller hereunder, the covenants and obligations of Seller contained in this Section 23 shall survive the payment in full of the Repurchase Price and all other amounts payable hereunder and delivery of the Purchased Assets by Buyer against full payment therefor.

24.  WAIVER OF REDEMPTION AND DEFICIENCY RIGHTS
     ------------------------------------------

     Seller hereby expressly waives, to the fullest extent permitted by law, every statute of limitation on a deficiency judgment, any reduction in the proceeds of any Purchased Assets as a result of restrictions upon Buyer or Custodian contained in the Program Documents or any other instrument delivered in connection therewith, and any right that they may have to direct the order in which any of the Purchased Assets shall be disposed of in the event of any disposition pursuant hereto.

25.  REIMBURSEMENT; SET-OFF
     ----------------------

     (a) All sums reasonably expended by Buyer in connection with the exercise of any right or remedy provided for herein shall be and remain Seller's obligation and such amounts shall be deemed a part of the Obligations hereunder. Seller agrees to pay, with interest at the Default Rate to the extent that an Event of Default has occurred, all costs and expenses, including without limitation, reasonable attorneys' fees and disbursements (and fees and disbursements of Buyer's outside counsel) expended or incurred by Buyer and/or Custodian in connection with the modification, renewal, amendment and enforcement (including any waivers) of the Program Documents (regardless of whether a Transaction is entered into hereunder), the taking of any action, including legal action, required or permitted to be taken by Buyer (without duplication to Buyer) and/or Custodian pursuant thereto or by refinancing or restructuring in the nature of a "workout".

Further, Seller agrees to pay, with interest at the Default Rate to the extent that an Event of Default has occurred, all costs and expenses, including without limitation, reasonable attorneys' fees and disbursements (and fees and disbursements of Buyer's outside counsel) expended or incurred by Buyer in connection with (a) the rendering of legal advice as to Buyer's rights, remedies and obligations under any of the Program Documents, (b) the collection of any sum which becomes due to Buyer under any Program Document, (c) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or
(d) the protection, preservation or enforcement of any rights of Buyer. For the purposes of this Section 25, attorneys' fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with a bankruptcy proceeding or case arising out of or relating to any petition under Title 11 of the United States Code, as the same shall be in effect from time to time, or any similar law; (4) garnishment, levy, and debtor and third party examinations; and (5) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment. Any and all of the forgoing amounts referred to in this paragraph shall be deemed a part of the Obligations hereunder

     (b) If Buyer determines that, due to the introduction of, any change in, or the compliance by Buyer with (i) any eurocurrency reserve requirement, or
(ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be an increase in the cost to Buyer in engaging in the present or any future Transactions, then Seller agrees to pay to Buyer, from time to time, upon demand by Buyer (with a copy to Custodian) such additional amounts as specified by Buyer to compensate Buyer for such increased costs, and such amounts shall be deemed a part of the Obligations hereunder.

     (c) In addition to any rights and remedies of Buyer hereunder and at law, Buyer and its Affiliates shall have the right, upon any amount becoming due and payable (whether at the stated maturity, by acceleration or otherwise) by Seller hereunder or under any other agreement entered into between Seller on the one hand, and Buyer or any of its Affiliates on the other hand, to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final) or other credits, indebtedness or claims, in any currency, or any other collateral (in the case of collateral not in the form of cash or such other marketable or negotiable form, by selling such collateral in a recognized market therefor or as otherwise permitted by law or as may be in accordance with custom, usage or trade practice) in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer or any Affiliate thereof to or for the credit or the account of Seller. Buyer agrees to promptly notify Seller after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application. Buyer and its Affiliates may exercise the foregoing set-offs without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law.

26.  FURTHER ASSURANCES
     ------------------

     Seller agrees to do such further acts and things and to execute and deliver to Buyer such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by Buyer to carry into effect the intent and purposes of this Agreement, to perfect the interests of Buyer in the Purchased Assets or to better assure and confirm unto Buyer its rights, powers and remedies hereunder.

27.  ENTIRE AGREEMENT; PRODUCT OF NEGOTIATION
     ----------------------------------------

     This Agreement supersedes and integrates all previous negotiations, contracts, agreements and understandings between the parties relating to a sale and repurchase of Purchased Assets and Additional Purchased Assets, and it, together with the other Program Documents, and the other documents delivered pursuant hereto or thereto, contains the entire final agreement of the parties. No prior negotiation, agreement, understanding or prior contract shall have any validity hereafter.

28.  TERMINATION
     -----------

     This Agreement shall remain in effect until the Termination Date. However, no such termination shall affect Seller's outstanding obligations to Buyer at the time of such termination. Seller's obligations to indemnify Buyer pursuant to this Agreement and the other Program Documents shall survive the termination hereof.

29.  REHYPOTHECATION; ASSIGNMENT
     ---------------------------

     (a) Buyer may, in its sole election, engage in repurchase transactions with the Purchased Assets or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Assets with a counterparty of Buyer's choice, in all cases subject to Buyer's obligation to reconvey the Purchased Assets (and not substitutes therefor) on the Repurchase Date, all at no cost to the Seller. In the event Buyer engage in a repurchase transaction with any of the Purchased Assets or otherwise pledge or hypothecate any of the Purchased Assets, Buyer shall have the right to assign to Buyer's counterparty any of the applicable representations or warranties in Exhibit B to this Agreement and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.

     (b) The Program Documents are not assignable by Seller. Without any requirement for further consent of the Seller and at no cost or expense to the Seller, the Buyer may assign to any of its own Buyer Affiliates all or a portion of their rights and obligations under this Agreement and the Program Documents, provided that such assignment is to an entity with sufficient capital to participate in the transactions contemplated under this Agreement and the Program Documents (each, an "Eligible Assignee"). With the prior written consent of the Seller (unless an Event Default has occurred and is continuing, in which case the Seller's consent shall not be required) and at no cost to the Seller, the Buyer may assign any or all of its rights and obligations under the Program Documents to any assignee. The Seller agrees that, for any such permitted assignment, Seller will cooperate with the prompt execution and delivery of documents reasonably necessary to for such assignment process to the extent that Seller incurs no cost or expense that is not paid by the Buyer. Upon such assignment, the assignee shall be a Buyer for all purposes under this Agreement and the other Program Documents, if the assignment is an assignment of all of the assignor's interest in the Transactions and its security to an Eligible Assignee, the assignor shall be automatically released from all of its obligations and liabilities hereunder. Buyer shall maintain, for review by Seller upon written request, a register of assignees and a copy of an executed assignment and acceptance by Buyer and assignee ("Assignment and Acceptance"), specifying the percentage or portion of such rights and obligations assigned. Upon such assignment, (a) such assignee shall be a party hereto and to each Program Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by them to either (i) an Affiliate of Buyer which assumes the obligations of Buyer hereunder or (ii) to another Person which assumes the obligations of Buyer hereunder, be released from their obligations hereunder accruing thereafter and under the Program Documents. The Seller agrees that, for any such assignment, Seller will cooperate with the prompt execution and delivery of documents reasonably necessary for such assignment process. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing.

Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller.

30.  AMENDMENTS, ETC.
     ----------------

     No amendment or waiver of any provision of this Agreement nor any consent to any failure to comply herewith or therewith shall in any event be effective unless the same shall be in writing and signed by Seller and Buyer, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

31.  SEVERABILITY
     ------------

     If any provision of any Program Document is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision of the Program Documents, and each Program Document shall be enforced to the fullest extent permitted by law.

32.  BINDING EFFECT; GOVERNING LAW
     -----------------------------

     This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns, except that Seller shall not assign or transfer any of its respective rights or obligations under this Agreement or any other Program Document without the prior written consent of Buyer. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

33.  WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION AND VENUE; SERVICE OF PROCESS
     ---------------------------------------------------------------------------

     SELLER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PROGRAM DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS, ON BEHALF OF ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS IN ANY ACTION OR PROCEEDING. SELLER HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, NON-EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS. SELLER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF A SUMMONS AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY ANOTHER PARTY IN CONNECTION WITH THIS AGREEMENT OR THE OTHER PROGRAM DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, ON BEHALF OF ITSELF OR ITS PROPERTY, IN THE MANNER SPECIFIED IN THIS SECTION 33 AND TO SUCH PARTY'S ADDRESS SPECIFIED IN
SECTION 36 OR SUCH OTHER ADDRESS AS SUCH PARTY SHALL HAVE PROVIDED IN WRITING TO THE OTHER PARTIES HERETO.

NOTHING IN THIS SECTION 33 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO (I) SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, OR (II) BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS.

34.  SINGLE AGREEMENT
     ----------------

     Seller and Buyer acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, Seller and Buyer each agree (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by any of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transaction hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

35.  INTENT
     ------

     Seller and Buyer recognize that each of the Transactions and this Agreement is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (the "Bankruptcy Code"), a "securities contract" as that term is defined in Section 741 of the Bankruptcy Code, and a "master netting agreement" as that term is defined in Section 101 of the Bankruptcy Code.

     It is understood that Buyer's right to liquidate, terminate and accelerate the Purchased Assets assigned and transferred to it in connection with any Transaction hereunder or to exercise any other remedies pursuant to Sections 19 and 20 hereof is a contractual right to liquidate, terminate and accelerate the Transactions under a repurchase agreement, a securities contract, and a master netting agreement, as described in Sections 559, 555 and 561 of the Bankruptcy Code, and a contractual right to offset under a master netting agreement and across contracts, as described in Section 561 of the Bankruptcy Code.

     The parties hereby agree that all Servicing Agreements and any provisions hereof or in any other document, agreement or instrument that is related in any way to the servicing of the Purchased Assets that are Servicing Released Loans shall be deemed "related to" this Agreement within the meaning of Sections 101(38A)(A) and 101(47)(a)(v) of Title 11 of the Bankruptcy Code and part of the "contract" as such term is used in Section 741 of Title 11 of the Bankruptcy Code.

36.  NOTICES AND OTHER COMMUNICATIONS
     --------------------------------

     Except as provided herein, all notices required or permitted by this Agreement shall be in writing (including without limitation by Electronic Transmission, email or facsimile) and shall be effective and deemed delivered only when received by the party to which it is sent; provided, however, that a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation (without error message) of such transmission and notices being sent by first class mail, postage prepaid, shall be deemed to be received five (5) Business Days following the mailing thereof. Any such notice shall be sent to a party at the address or facsimile transmission number set forth below:

if to Seller:              Chimera Investment Corp.
------------               1211 Avenue of the Americas
                           New York, New York 10036
                           Attention:  Matthew J. Lambiase
                           Telephone:  (212) 696-0100
                           Facsimile:  (212) 696-9809
if to Buyer:               DB Structured Products, Inc.
-----------                60 Wall Street
                           New York, NY  10005
                           Attention:  Vincent D'Amore
                           Telephone:  (212) 250-7328
                           Facsimile:  (212) 797-5160

or to such other address or facsimile number as either party may notify to the others in writing from time to time.

37.  CONFIDENTIALITY
     ---------------

     The Program Documents and their respective terms, provisions, supplements and amendments, and transactions and notices hereunder, are proprietary to Buyer and shall be held by Seller (and Seller shall cause Servicer to hold it) in strict confidence and shall not be disclosed to any third party without the consent of Buyer except for (i) disclosure to Seller's direct and indirect parent companies, directors, attorneys, agents or accountants, provided that such attorneys or accountants likewise agree to be bound by this covenant of confidentiality, or are otherwise subject to confidentiality restrictions or
(ii) with prior written notice to Buyer, disclosure required by law, rule, regulation or order of a court or other regulatory body or (iii) with prior written notice to Buyer, disclosure to any approved hedge counterparty to the extent necessary to obtain any Hedge Instrument hereunder or (iv) with prior written notice to Buyer, any disclosures or filing required under Securities and Exchange Commission ("SEC") or state securities' laws; provided that in the case of (iv), Seller shall not file any of the Program Documents other than the Agreement with the SEC or state securities office unless Seller, shall have provided at least thirty (30) days (or such lesser time as may be demanded by the SEC or state securities office) prior written notice of such filing to Buyer. Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each party (and each employee, representative, or other agent of each party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. For this purpose, tax treatment and tax structure shall not include
(i) the identity of any existing or future party (or any Affiliate of such party) to this Agreement or (ii) any specific pricing information or other commercial terms, including the amount of any fees, expenses, rates or payments arising in connection with the transactions contemplated by this Agreement.

38.  DUE DILIGENCE
     -------------

     Seller agrees promptly to provide, and to cause Servicer promptly to provide, Buyer and its agents with access to, copies of and extracts from any and all documents, records, agreements, instruments or information (including, without limitation, any of the foregoing in computer data banks and computer software systems) relating to Seller's and Servicer's respective business, operations, servicing, financial condition, performance of their obligations under the Program Documents, the documents contained in the Servicing File or the Purchased Assets in the possession, or under the control, of Servicer or Seller. In addition, Buyer has the right to perform continuing due diligence reviews on a quarterly basis, at the expense of Seller of (x) Seller, Servicer and their respective Affiliates, directors, officers, employees and significant shareholders, including, without limitation, their respective financial condition and performance of their obligations under the Program Documents, and
(y) the Servicing File and the Purchased Assets.

Seller shall also make available, and shall cause Servicer to make available, to Buyer a knowledgeable financial or accounting officer of Seller or Servicer, as applicable, for the purpose of answering questions respecting the Purchased Assets. Without limiting the generality of the foregoing, Seller acknowledges that Buyer shall enter into transactions with Seller based solely upon the information provided by Seller to Buyer and the representations, warranties and covenants contained herein, and that Buyer, at its option, have the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets, including, without limitation, ordering new credit reports, new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Purchased Assets. Any such diligence conducted by Buyer shall not reduce or limit the Seller's representations, warranties and covenants set forth herein.

39.  RESERVED.
     ---------

40.  RESERVED.
     ---------

41.  THE AGENT.
     ----------

     (a) Appointment. Each Buyer hereby irrevocably designates and appoints Deutsche Bank Securities Inc. as Agent of such Buyer under this Agreement and the other Program Documents, and each such Buyer irrevocably authorizes Deutsche Bank Securities Inc., as the Agent for such Buyer, to take such action on its behalf under the provisions of this Agreement and the other Program Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Program Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Buyer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Program Document or otherwise exist against the Agent.

     (b) Delegations of Duties. The Agent may execute any of its duties under this Agreement and the other Program Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     (c) Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Program Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Buyer for any recitals, statements, representations or warranties made by the Sellers or any Subsidiary or any officer thereof contained in this Agreement or any other Program Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Program Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Program Document or for any failure of the Seller or any Subsidiary to perform their obligations hereunder or thereunder. Unless otherwise set forth herein or as otherwise directed by Buyer, the Agent shall not be under any obligation to any Buyer to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Program Document, or to inspect the properties, books or records of the Sellers or any Subsidiary.

     (d) Reliance by the Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Sellers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Program Document unless it shall first receive such advice or concurrence of the Buyer, as it deems appropriate, or it shall first be indemnified to its satisfaction by the Buyer against any and all liability and expense (except to the extent incurred as a result of the Agent's gross negligence or willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Program Documents in accordance with a request of the Buyer, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Buyer and any successor(s) thereto.

     (e) Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default hereunder unless the Agent has received notice from a Buyer or the Seller referring to this Agreement, describing such Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall use its best efforts to give prompt notice thereof to the Buyer; provided, however, that no failure or delay by the Agent in giving such notice shall relieve any Buyer of any obligation hereunder or give rise to any liability of the Agent. The Agent shall take such action with respect to such Default as shall be reasonably directed by the Buyer as appropriate; provided, however that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Buyer or as the Agent shall believe necessary to protect the Buyer's interests in the Purchased Items.

     (f) Non-Reliance on the Agent and Other Buyer. Buyer expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Seller or any Subsidiary shall be deemed to constitute any representation or warranty by the Agent to Buyer. Buyer represents to the Agent that it has, independently and without reliance upon the Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition of the Seller and each Subsidiary and made their own decision to make enter into this Agreement and the other Program Document. Buyer also represents that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Program Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition of the Seller and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Buyer by the Agent hereunder, the Agent shall not have any duty or responsibility to provide Buyer with any information concerning the business, operations, property, condition (financial or otherwise) or prospects of the Seller or any Subsidiary which may come into the possession of the Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     (g) Indemnification. The Buyer agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Seller or its Subsidiaries and without limiting the obligation of such Persons to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including the allocated cost of internal counsel), expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Agent, in its capacity as Agent, but not as a Buyer hereunder, in any way relating to or arising out of this Agreement, any of the other Program Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, however, that no Buyer shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement.

     (h) Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Buyer. If the Agent shall resign as Agent under this Agreement and the other Program Documents, then the Buyer shall appoint a successor agent for the Buyer, which successor agent shall be approved by the Sellers (which consent shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any retiring Agent's resignation as Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Program Documents.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Seller, Agent and Buyer have caused their names to be signed to this Master Repurchase Agreement by their respective officers thereunto duly authorized as of the date first above written.


                                    CHIMERA INVESTMENT CORP.,
                                    as Seller


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:



                                    DB STRUCTURED PRODUCTS, INC., as Buyer


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:





                                    DEUTSCHE BANK SECURITIES INC., as Agent



                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:


                  Signature Page to Master Repurchase Agreement

                                   EXHIBIT B-1

              REPRESENTATIONS AND WARRANTIES WITH RESPECT TO LOANS

     Capitalized terms used but not defined in this Exhibit B-1 have the meanings assigned to such terms in the Master Repurchase Agreement dated as of January 31, 2008 (the "Agreement"), by and among DB Structured Products, Inc., (the "Buyer"), Deutsche Bank Securities Inc. ("Agent") and Chimera Investment Corp. ("Seller"). Seller represents and warrants to the Buyer that, with respect to each Loan sold in a Transaction hereunder, as of the related Purchase Date and the related Repurchase Date and on each date that the Loans are subject to a
Transaction:

     (a) Loans as Described. All information provided to Buyer by Seller, including without limitation the information set forth in the Seller Loan Schedule, with respect to the Loan is complete, true and correct.

     (b)    Eligible Loans. All Loans are Eligible Loans.

     (c) Payments Current. The individual Purchased Loans were originated less than ninety (90) days prior to the related Purchase Date, and other than 30-Day Delinquent Loans, which are subject to the sublimits set forth in the Pricing Side Letter, as of the date of the related Purchase Date, (i) all payments required to be made up to the related Purchase Date for the Loan under the terms of the Note have been made and credited and (ii) no payment required under any Loan is Delinquent nor has any payment under any such Loan been thirty
(30) days or more Delinquent since origination of such Loan.

     (d) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage securing the Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Seller has not advanced funds or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Loan, except for interest accruing from the date of the Note or date of disbursement of the proceeds of the Loan, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest thereunder.

     (e) Original Terms Unmodified. The terms of the Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination, from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to the Custodian and the terms of which are reflected in the Seller Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the title insurance policy, and its terms are reflected on the Seller Loan Schedule. No Mortgagor in respect of the Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Seller Loan Schedule. Except with respect to MERS Designated Mortgage Loans, neither the Note nor the Mortgage have any marks or notations indicating that they are currently pledged, assigned or otherwise conveyed to any Person other than Buyer.

     (f) FICO Score/Debt-to-Income Ratio. The Loan does not have a borrower FICO Score of less than 640, and the borrower debt-to-income ratio is not greater than fifty-five percent (55%).

                                    B-1 - 1

     (g) No Defenses. The Loan is not subject to any right of rescission, setoff, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Note or the Mortgage, or the exercise of any right thereunder, render either the Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense, including without limitation, the defense of usury, has been asserted with respect thereto, and no Mortgagor in respect of the Loan was a debtor in any state or federal bankruptcy or insolvency proceeding at or subsequent to the time the Loan was originated or as of the date hereof.

     (h) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a fire and extended perils insurance policy, issued by an insurer acceptable to Fannie Mae or Freddie Mac, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by Seller as of the Origination Date consistent with the Acquisition Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Loan, but in any event at least equal to the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the Origination Date in accordance with Fannie Mae, Freddie Mac or the Acquisition Guidelines, or (iii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis. If any portion of the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier and such policy conforms to the requirements of Fannie Mae or Freddie Mac, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. All such insurance policies (collectively, the "hazard insurance policy") contain a standard mortgagee clause naming the originator and its successors and assigns (including without limitation, subsequent owners of the Loan), as mortgagee, and all premiums due and owing thereon have been paid and such policies may not be reduced, terminated or cancelled without thirty (30) days' prior written notice to the mortgagee. No such notice has been received by the Seller. The related Mortgage obligates the Mortgagor thereunder to maintain all such insurance policy at Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the mortgagee to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect and will continue to be in full force and effect and inure to the benefit of Buyer upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's or any subservicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for therein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Seller.

     (i) Compliance with Applicable Laws. The Loan and, if any, related prepayment charge, complies in all material respects with any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection (including Uniform Consumer Credit Code Laws), fair credit reporting, unfair collection practices, equal credit opportunity, fair housing and disclosure laws, all applicable high cost lending laws, all applicable predatory

                                    B-1 - 2
and abusive lending laws or disclosure laws applicable to the solicitation, origination, servicing and collection of the Loan or otherwise applicable to the Loan have been complied with, the Mortgagor received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Loan, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain or shall cause its agent to maintain in its possession, available for the inspection of the Buyer, and shall deliver to the Buyer, upon demand, evidence of compliance with all such requirements.

     (j) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole-or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor.

     (k) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the Seller Loan Schedule and, except with respect to those Purchased Loans originated in the State of Hawaii, is not secured by an interest in a leasehold estate, the Mortgaged Property consists of a single parcel of real property with a detached single family residence erected thereon, or a two to four family dwelling, or a Fannie Mae eligible condominium project, or an individual unit in a planned unit development or a co-operative unit and such residence or dwelling is not a mobile home or a manufactured home; provided, however, that any condominium unit or planned unit development shall not fall within any of the "Ineligible Projects" of Part VIII, Section 102 of the Fannie Mae Selling Guide and shall conform with the Acquisition Guidelines. As of the respective appraisal date for each Mortgaged Property, no portion of the Mortgaged Property was being used for commercial or mixed-use purposes and, to the Seller's knowledge, since the date of such appraisal, no portion of the Mortgaged Property has been used for commercial purposes. No Loan finances builder inventory.

     (l) Valid Lien. The Mortgage is a valid, subsisting, enforceable and perfected first lien and first priority security interest with respect to each Loan on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

            (i) the lien of current real property taxes and assessments not yet due and payable;

            (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

            (iii) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

                                    B-1 - 3

            (iv) in the case of a Mortgaged Property that is a condominium or an individual unit in a planned unit development, Liens for common charges permitted by statute.

     Any security agreement or equivalent document related to and delivered in connection with the Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest with respect to each Loan (as reflected on the Seller Loan Schedule), on the property described therein and the Seller has full right to pledge and assign the same to the Buyer. The Mortgaged Property was not, as of the Origination Date of the Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a Lien subordinate to the lien of the Mortgage.

     (m) Validity of Mortgage Documents. The Note, the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with the Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Note, the Mortgage and any other related agreement had legal capacity to enter into the Loan and to execute and deliver the Note, the Mortgage and any other related agreement, and the Note, the Mortgage and any other related agreement have been duly and properly executed by such parties. To Seller's knowledge, the documents, instruments and agreements submitted for loan underwriting were not falsified as of the Origination Date and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, negligence, misrepresentation or omission of fact with respect to a Loan has taken place on the part of the Seller or, to the Seller's knowledge, the Mortgagor, any appraiser, any builder, any developer or any other party involved in the origination or servicing of the Loan or in the application of any insurance in relation to such Loan or in connection with the sale of such Loan to Buyer. The Seller has reviewed all of the documents constituting the Servicing File and have made such inquiries as they deem necessary to make and confirm the accuracy of the representations set forth herein.

     (n) Full Disbursement of Proceeds. As of the Origination Date, the Loan has been closed and the proceeds of the Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on site or off site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Note or Mortgage.

     (o) Ownership. On the date hereof, the Seller or MERS as nominee for the Seller is the sole owner of record and holder of the Loan. The Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Loan therein to the related Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Loan pursuant to this Agreement and following the sale of each Loan, the related Buyer will own such Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, except such security interest created pursuant to the terms of this Agreement.

     (p) Doing Business. All parties which have had any interest in the Loan, whether as Mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located.

     (q) LTV; PMI Policy. As of the Origination Date of the Loan, the LTV and CLTV (if applicable) are as identified on the Seller Loan Schedule, and no individual Loan has had a CLTV as of the Origination Date in excess of 100%.

                                    B-1 - 4

Each Loan is covered by a PMI Policy to the extent required pursuant to the Acquisition Guidelines. Any Loan having an original LTV of 80% or greater is guaranteed by the Department of Veterans Affairs, insured by the FHA, or covered by a PMI Policy. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. The insurer under such PMI Policy is an insurer acceptable to Fannie Mae or Freddie Mac. Any Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. Any such premium is not payable from any portion of the Mortgage Interest Rate.

     (r) Title Insurance. The Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Mortgagee, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Loan, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment, subject only to the exceptions contained in clauses (A), (B), and (C) of Paragraph (j) of this Exhibit B. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The Mortgagee, its successors and assigns is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder or servicer of the Mortgage, including Seller, have done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

     (s) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor any of its predecessors have waived any default, breach, violation or event of acceleration.

     (t) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

     (u) Location of Improvements; No Encroachments. As of the date the Appraised Value was determined, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.

                                    B-1 - 5

     (v) Origination; Payment Terms. The related originator is an Approved Originator. As of the Origination Date, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority. No Loan may result in Negative Amortization. Other than Interest Only Loans, principal payments on the Loan commenced no more than sixty (60) days after funds were disbursed in connection with the origination of the Loan. The Mortgage Interest Rate is adjusted, with respect to adjustable rate Loans, on each Adjustment Date to equal the applicable Index plus the Gross Margin (rounded up or down to the nearest 0.125%), subject to the Maximum Mortgage Interest Rate. To the extent permitted, the Note is payable on the first day of each month in equal monthly installments of principal and interest, which installments of interest, with respect to an Adjustable Rate Loan, are subject to change due to the adjustments to the Mortgage Interest Rate on each Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization. The Due Date of the first payment under the Note is no more than sixty (60) days from the date of the Note.

     (w) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption.

     (x) Conformance with Acquisition Guidelines and Agency Standards. The Loan was originated or acquired or underwritten in accordance with the Acquisition Guidelines or the originator's residential mortgage loan underwriting guidelines (unless such originator is disapproved by Buyer), as the case may be, in effect at the time the Loan was originated. The Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac and Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.

     (y) Occupancy of the Mortgaged Property. As of the related Purchase Date for a Loan, the related Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Seller has not received notification from any Governmental Authority that the Mortgaged Property is in material non compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate.

     (z) No Additional Collateral. The Note is not and has not been secured by any collateral, pledge account or other security except the lien of the corresponding Mortgage and the security interest of any applicable Security Agreement.

                                    B-1 - 6

     (aa) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Custodian or Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

     (bb) Acceptable Investment. The Mortgagor is not in bankruptcy or insolvent and Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Loan as an unacceptable investment, cause the Loan to become Delinquent, or adversely affect the value or marketability of the Loan.

     (cc) Value of Mortgaged Property. Seller has no knowledge of any circumstances existing that should reasonably be expected to adversely affect the value or the marketability of the Mortgaged Property or the Loan or to cause the Loan to prepay during any period materially faster or slower than the Loans originated by the Seller generally.

     (dd) Delivery of Mortgage Loan Documents. The Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered by Seller under this Agreement and the Custodial Agreement have been delivered to Buyer or Custodian. Each Mortgage securing a Loan (other than a MERS Designated Mortgage Loan) has been duly recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located. If the Mortgage securing a Loan does not name the applicable Seller as the related holder, then a valid and recordable assignment assigning to the Seller or the Custodian the Mortgage underlying the Loan has been duly recorded in the appropriate governmental recording office for the jurisdiction in which the Mortgaged Property is located, and the related Seller has delivered to the Custodian a true certified copy of the original assignment delivered to the appropriate governmental recording office. Seller is in possession of a complete, true and accurate Mortgage File in compliance with the Custodial Agreement, except for such documents the originals of which have been delivered to Buyer or Custodian. Each of the documents and instruments included in a Mortgage File is duly executed and in due and proper form and each such document or instrument is in a form generally acceptable to prudent institutional mortgage lenders that regularly originate or purchase mortgage loans.

     (ee) Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder.

     (ff) Transfer of Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

     (gg) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Loan is not a graduated payment mortgage loan and the Loan does not have a shared appreciation or other contingent interest feature.

     (hh) Consolidation of Future Advances. Any future advances made prior to the related Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.

                                    B-1 - 7

The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the Mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Loan with respect to a Loan.

     (ii) Mortgaged Property Undamaged. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring. The Mortgaged Property is in good repair and undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Loan or the use for which the premises were intended. As of the Origination Date, the Loan was not originated in a jurisdiction that is subject to a "Major Disaster Declaration" by FEMA due to a hurricane or other weather-related condition.

     (jj) Collection Practices; Escrow Deposits; Adjustable Rate Loan Adjustments. The origination and collection practices used with respect to the Loan have been in accordance with Accepted Servicing Practices and in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of Seller, Servicer or any third-party servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. Each Loan is covered by a life of loan tax service contract. Where applicable, all Escrow Payments have been collected in full compliance with state and federal laws. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal laws and the terms of the related Note. Any interest required to be paid pursuant to state and local laws has been properly paid and credited.

     (kk) Appraisal. The Servicing File includes an appraisal of the Mortgaged Property signed prior to the final approval of the Mortgage application by a state certified or licensed appraiser on a Fannie Mae and Freddie Mac appraisal form who at that time (i) was licensed in the state where the Mortgaged Property is located, (ii) had no interest, direct or indirect, in the Mortgaged Property or in any Loan or the security therefor, and (iii) did not receive compensation that was affected by the approval or disapproval of the Loan. The appraisal shall have been made within one hundred and eighty (180) days of the origination of the Loan, be completed in compliance with the Uniform Standards of Professional Appraisal Practice and all applicable Federal and state laws and regulations. If the appraisal was made more than one hundred and twenty (120) days before the origination of the Loan, Seller shall have received and included in the Servicing File a recertification of the appraisal.

     (ll) Servicemembers' Civil Relief Act. The Mortgagor has not notified Seller, and Seller has no knowledge of, any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act or any similar state statute.

     (mm) Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property; the underlying Mortgaged Property is not subject to any lien related to the existence of any clean-up of a hazardous substance;

                                    B-1 - 8
the underlying Mortgaged Property is not subject to any Lien related to the existence of any clean-up of a hazardous substance.

     (nn) No Construction Loans. As of the related Origination Date, no Loan was made in connection with (a) facilitating the trade in or exchange of a Mortgaged Property or (b) the construction or rehabilitation of a Mortgaged Property, unless the Loan is a construction to permanent mortgage loan listed on the Seller Loan Schedule which has been fully disbursed, all construction work is complete and a completion certificate has been issued.

     (oo) No Denial of Insurance. No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, primary mortgage insurance policy, special hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Seller or any officer, director, employee or designee of Seller or any corporation in which Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.

     (pp) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae guidelines for such trusts.

     (qq) Mortgagor Acknowledgment. As of the Origination Date, the Mortgagor has received all disclosure materials required by applicable law with respect to the making of Adjustable Rate Loans. Seller shall maintain such documents in the Servicing File.

     (rr)   Predatory Lending Regulations. No Loan is a High Cost Loan.

     (ss) Insurance. Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of Buyer in any insurance policies applicable to the Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of Buyer.

     (tt)   Simple Interest Loans. None of the Loans are simple interest Loans.

     (uu) Prepayment Fee. With respect to each Loan that has a prepayment fee feature, each such prepayment fee is enforceable and was originated in compliance with all applicable federal, state and local laws and will be enforced by Seller for the benefit of Buyer, and is only payable during the first three (3) years of the term of the Loan.

     (vv) Flood Certification Contract. To the extent required by applicable law, Seller has obtained a life of loan, transferable flood certification contract for each Loan and shall assign all such contracts to Buyer.

     (ww) No Equity Participation. No document relating to the Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Seller has not financed nor do they own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

     (xx) Proceeds of Loan. The proceeds of the Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the

                                    B-1 - 9

Mortgagor to Seller or any Affiliate or correspondent thereof unless such debt was originated more than 12 months prior to the origination of such Loan.

     (yy) Qualified Originator. The Loan has been originated by, and, if applicable, purchased by the Seller from, an originator duly licensed and validly authorized under applicable law to originate mortgage loans in the related jurisdiction.

     (zz) Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

     (aaa) Endorsements. Each Note has been endorsed by a duly authorized officer of Seller for its own account and not as a fiduciary, trustee, trustor or beneficiary under a trust agreement.

     (bbb) Single Premium Credit Insurance. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, property or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, property or health insurance product) or debt cancellation agreement in connection with the origination of the Loan. No proceeds from any Loan were used to purchase single premium credit insurance policies (e.g., life, mortgage, disability, accident, unemployment, property or health insurance product) or debt cancellation agreements as part of the origination of, or as a condition to closing, such Loan.

     (ccc) No Agency Loans. No Loan will be guaranteed or underwritten by Ginnie Mae. No Loan is insured by the Federal Housing Administration or guaranteed by the U.S. Department of Veterans Affairs.

     (ddd) HOEPA. No Mortgage Loan is (a) subject to, covered by or in violation of the provisions of the Homeownership and Equity Protection Act of 1994, as amended, (b) a "high cost", "covered", "abusive", "predatory", "threshold", "home loan", "Oklahoma Section 10" or "high risk" mortgage loan (or a similarly designated loan using different terminology) under any federal, state or local law, including without limitation, the provisions of the Georgia Fair Lending Act, New York Banking Law, Section 6-1, the City of Oakland, California Anti-Predatory Lending Ordinance No. 12361, the Arkansas Home Loan Protection Act, effective as of June 14, 2003, Kentucky State Statute KRS 360.100, effective as of June 25, 2003, the New Jersey Home Ownership Security Act of 2002 (the "NJ Act") (or "covered refinancings", "home improvement loans", or loans secured by manufactured housing under the NJ Act), the New Mexico Home Loan Protection Act (N.M. Stat. Ann. ss.ss. 58-21A-1 et seq.), the Illinois High-Risk Home Loan Act (815 Ill. Comp. Stat. 137/1 et seq.), the Oklahoma Home Ownership and Equity Protection Act, Nevada Assembly Bill No. 284, effective as of Oct. 1, 2003, the Minnesota Residential Mortgage Originator and Servicer Licensing Act (MN Stat. ss.58.137), the South Carolina High-Cost and Consumer Home Loans Act, effective January 1, 2004, or any other statute or regulation providing assignee liability to holders of such mortgage loans, or (c) subject to or in violation of any such or comparable federal, state or local statutes or regulations.

     (eee)  Balloon Loans. No Loan is a Balloon Loan.

     (fff) Fair Credit Reporting Act. Each of the Seller and any predecessor servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and

                                    B-1 - 10

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Trans Union Credit Information Company (three of the credit repositories), on a monthly basis; and the Seller will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Credit Information Company (three of the credit repositories), on a monthly basis.

     (ggg) Predatory Lending Practices. No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor's ability to repay the Loan and the extension of credit to a Mortgagor which has no tangible net benefit to the Mortgagor, were employed in connection with the origination of the Loan. Each Loan is in compliance with the anti predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide.

     (hhh) USA Patriot Act of 2001. The Seller has complied with all applicable anti money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"). The Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable mortgagor and the origin of the assets used by the said mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable mortgagor for purposes of the Anti-Money Laundering Laws. No Loan is subject to nullification pursuant to Executive Order 13224 (the "Executive Order") or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the "OFAC Regulations") or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a "blocked person" for purposes of the OFAC Regulations.

     (iii) Compliance with Predatory Laws. Any and all requirements of any federal, state or local predatory and abusive lending laws applicable to the origination and servicing of mortgage loans of a type similar to the Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws, and the Seller shall maintain in its possession, available for the inspection of the Buyer or its designees, and shall deliver to the Buyer or their designees, upon two Business Days' request, evidence of compliance with such requirements.

     (jjj) Eligibility Criteria. The Loan is an Eligible Loan and complies with any other eligibility requirements set forth in the Pricing Side Letter.

     (kkk) Zoning. The Mortgaged Property is not subject to a zoning or building code violation that would have to be eliminated under applicable law, would otherwise affect the marketability of such Mortgaged Property or would subject the owner, Mortgagor, operator or any Buyer to liability under applicable law.

     (lll)  [Reserved.]

     (mmm) No Arbitration. With respect to each Loan, neither the related Mortgage nor the related Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Loan transaction.

     (nnn) No Higher Cost Product. No Mortgagor was encouraged or required to select a Loan product offered by the Loan's originator which is a higher cost product designed for less creditworthy borrowers, taking into account such facts as, without limitation, the loan's requirements and the Mortgagor's credit

                                    B-1 - 11
history, income, assets and liabilities. Any borrower who sought financing through an originator's higher-priced subprime lending channel was directed towards or offered the originator's standard mortgage line if the borrower was able to qualify for one of the standard products. If, at the time of the related loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of Seller, Seller referred the Mortgagor's application to such affiliate for underwriting consideration.

     (ooo) Methodology. The methodology used in underwriting the extension of credit for each Loan did not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria that related such facts as, without limitation, the Mortgagor's credit history, income, assets or liabilities, to the proposed mortgage payment and, based on such methodology, the Loan's originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Loan.

     (ppp) Agency Points and Fees. All points, fees and charges, including finance charges (whether or not financed, assessed, collected or to be collected), in connection with the origination and servicing of any Loan were disclosed in writing to the related Mortgagor in accordance with applicable state and federal law and regulation and no related Mortgagor was charged "points and fees" (whether or not financed) in an amount that exceeds the greater of (1) 5% of the principal amount of such loan or (2) $1,000. For the purposes of this representation, "points and fees" (a) include origination, underwriting, broker and finder's fees and charges that the lender imposed as a condition of making the Loan, whether they are paid to the lender or a third party; and (b) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Loan (such as attorneys' fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections) and the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges that, in total, do not exceed 0.25 percent of the loan amount).

     (qqq) MERS Designated Loans. With respect to each MERS Designated Loans, a Mortgage Identification Number has been assigned by MERS and such Mortgage Identification Number is accurately provided on the Seller Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded. With respect to each MERS Loan, no Mortgagor has received any notice of liens or legal actions with respect to such Loan and no such notices have been electronically posted by MERS.

     (rrr) Residential Dwelling. The Loan is secured by a first priority or mortgage or deed of trust on real residential property that is improved by a completed Residential Dwelling.

     (a) Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate (the "Fee Interest") or the related Loan is secured in whole or in part by the interest of the related Mortgagor as a lessee under a ground lease of the Mortgaged Property (a "Ground Lease"), and if secured in whole or in part by a Ground Lease, either (1) the ground lessor's fee interest is subordinated to the lien of the Mortgage and the Mortgage will not be subject to any lien or encumbrances on the ground lessor's fee interest, other than permitted encumbrances, and the holder of the Mortgage is permitted to foreclose the ground lessor's fee interest within a commercially reasonable time period or (2) the following apply to such Ground Lease:

            1. Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the originator and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage;

                                    B-1 - 12
     does not restrict the use of the related Mortgaged Property by the lessee or its permitted successors and assigns in a manner that would materially and adversely affect the security provided by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

            2. The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the ground lessor's related fee interest and permitted encumbrances;

            3. The Mortgagor's interest in such Ground Lease is assignable to the Buyer and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the related closing date) and, in the event that it is so assigned, is further assignable by the Buyer and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (except in the case where such consent cannot be unreasonably withheld);

            4. Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the best of Seller's and Guarantor's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

            5. Such Ground Lease, or an estoppel letter or other agreement, requires the lessor under such Ground Lease to give notice of any material default by the lessee to the mortgagee (concurrent with notice given to the lessee), provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease, and such Ground Lease, or an estoppel letter or other agreement, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee. The Seller has provided the lessor under the Ground Lease with notice of the Seller's lien on the Mortgaged Property in accordance with the provisions of such Ground Lease;

            6. A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease by reason of such default;

            7. Such Ground Lease has an original term, along with any extensions set forth in such Ground Lease, not less than 10 years beyond the full amortization term of the Mortgage Loan;

            8. Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent multi-family, commercial or mixed-use mortgage lender (as applicable)), or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon, and any insurance proceeds in respect of

                                    B-1 - 13
     a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property;

            9. Such Ground Lease does not impose any restrictions on subletting which would be viewed, as of the date of origination of the related Mortgage Loan, as commercially unreasonable by the Seller; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee, or in any manner, which would materially and adversely affect the security provided by the related Mortgage;

            10. Such Ground Lease or an estoppel or other agreement requires the lessor to enter into a new lease with the Seller or its successors or assigns under terms which do not materially vary from the economic terms of the Ground Lease, in the event of a termination of the Ground Lease by reason of a default by the Mortgagor under the Ground Lease, including rejection of the Ground Lease in a bankruptcy proceeding; and

            11. Such Ground Lease may not be materially amended, modified or, except in the case of a default, cancelled or terminated without the prior written consent of the holder of the Mortgage Loan, and any such action without such consent is not binding on such holder, including any increase in the amount of rent payable by the lessee thereunder during the term of the Mortgage Loan.

                                    B-1 - 14

                                   EXHIBIT B-2

            REPRESENTATIONS AND WARRANTIES WITH RESPECT TO SECURITIES

     Capitalized terms used but not defined in this Exhibit B-2 have the meanings assigned to such terms in the Master Repurchase Agreement dated as of January 31, 2008 (the "Agreement"), by and among DB Structured Products, Inc., (the "Buyer") , Deutsche Bank Securities Inc. ("Agent") and Chimera Investment Corp. ("Seller"). Seller represents and warrants to the Buyer that, with respect to each Security sold in a Transaction hereunder, as of the related Purchase Date and the related Repurchase Date and on each date that the Securities are subject to a Transaction:


     (i) Compliance with Applicable Laws. All of the Securities have been validly issued, and are fully paid and non assessable, and the Securities have been offered, issued and sold in compliance with all applicable laws.

     (ii) No Encumbrances. There are (i) no outstanding rights, options, warrants or agreements (other than as created by Buyer) for a purchase, sale or issuance, in connection with the Securities, (ii) no agreements on the part of the Seller to issue, sell or distribute the Securities, and (iii) no obligations on the part of the Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or any interest therein or to pay any dividend or make any distribution in respect of the Securities.

     (iii) Ownership. The Seller is the record and beneficial owner of, and has, good title to, the Securities, free of any and all liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

     (iv) Unencumbered Assets. The Securities are unencumbered (other than Liens created in favor of Buyer or Agent pursuant to this Agreement and Liens created by or through Buyer or Agent).

     (v) Proper Form. The Securities are certificated securities in registered form, or are in uncertificated form and (i) held through the facilities of a Relevant System, or (ii) registered on the books of the issuer thereof.

     (vi) Take out Commitments. To the extent that a Security is covered by a take out commitment with any third party, such take out commitment is a valid, binding and subsisting obligation enforceable in accordance with its terms.

     (vii) Validity of Pooling Agreement. The related Pooling Agreements and any other agreement executed and delivered in connection with each Security are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. The Trustee (and the Seller, to the extent it is a party thereto) had legal capacity to enter into the Pooling Agreements and the Trustee had the legal capacity to execute and deliver the Pooling Agreements and any such agreement, and the Pooling Agreements and any such other related agreement to which the Seller or the Trustee are parties have been duly and properly executed by the Seller and the Trustee, as applicable. The Pooling Agreements to which the Trustee is a party constitute the legal, valid, binding and enforceable obligation of the Trustee. The Pooling Agreements are each in full force and effect, and the enforceability of the Pooling Agreements has not been contested by the Trustee.

     (viii) Original Terms Unmodified. The terms of the related Pooling Agreements have not been waived, cancelled, terminated, amended, impaired, altered or modified in any respect.

                                    B-2 - 1

     (ix) No Waiver. The Seller has not waived the performance by the Trustee of any action, if the Trustee's failure to perform such action would cause any of the related Pooling Agreements to be in default, nor has the Seller waived any default resulting from any action or inaction by the Trustee.

     (x) No Defaults. There is no default, breach, violation or event of acceleration existing under any of the related Pooling Agreements and no event has occurred which, with the passage of time or giving of notice or both and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and neither the Seller nor its predecessors in interest have waived any such default, breach, violation or event of acceleration.

                                    B-2 - 2